Exhibit 10.2

PROGRAM MANAGEMENT AGREEMENT

By and Between

EMERALD FINANCIAL SERVICES, LLC,

and

BofI FEDERAL BANK
__________________________________________

Dated as of

____________ ______, 2015

-i-
TABLE OF CONTENTS
Page
ARTICLE 1 DEFINITIONS; ORDER OF PRECEDENCE; RULES OF INTERPRETATION .. 2

ARTICLE 4 DECISION-MAKING AUTHORITY; REGULATORY COORDINATION;
COMPLIANCE OBLIGATIONS; BANK OVERSIGHT; BANK COMPLIANCE

ARTICLE 5 EXCLUSIVITY; NEW PRODUCTS; CHANGES TO EXISTING PRODUCTS
AND PROGRAM ............................................................................................................. 29
-ii-

ARTICLE 9 INTELLECTUAL PROPERTY; LICENSE TO USE MARKS; OWNERSHIP

-iii-

List of Schedules
Schedule 2.1(a): Financial Products By Territory
Schedule 2.4(f): EFS Audit Plan
Schedule 3.1(a)(i): Initial Designated Executives
Schedule 3.1(b)(i): Initial Senior Program Managers
Schedule 7.1: List of Internationally Outsourced Service Providers
Schedule 7.2(a): Material Third Party Service Providers
Schedule 15.3: Calculation of Fair Value of Emerald Advance Participation Interests

List of Product Schedules
Schedule A: Prepaid Products Product Schedule
Schedule B: Refund Transfer Product Schedule
Schedule C: Emerald Advance Product Schedule
Schedule D: Credit Card Product Schedule
Schedule E: Deposit Products Schedule
Schedule F: Service Level Agreements

PROGRAM MANAGEMENT AGREEMENT

THIS PROGRAM MANAGEMENT AGREEMENT (this "Agreement"), dated as of
_________ _____, 2015 is made by and between EMERALD FINANCIAL SERVICES, LLC, a limited liability company organized under the laws of Delaware ("EFS"), and BofI FEDERAL
BANK, a federal savings bank ("Bank"). EFS and Bank are at times hereinafter referred to as the "Parties" and each individually as a "Party."

RECITALS:

A. Bank has purchased certain assets and assumed certain liabilities related to accounts ("Purchased Accounts") held by H&R Block Bank ("HRB Bank") under an Amended and Restated Purchase and Assumption Agreement, dated August 5, 2015 ("Purchase
Agreement").

B. HRB Tax Group, Inc., a Missouri corporation ("HRB Tax Group"), and certain of its subsidiaries are in the business of providing (or making available through Franchisees) tax preparation and related products and services to consumer customers (including customers of
Franchisees) ("Company Customers") throughout the Program Territory.

C. HRB Tax Group and EFS are indirect subsidiaries of H&R Block, Inc., a Missouri corporation ("Block, Inc."; and together with all its subsidiaries, the "Company").

D. In conjunction with other products and services offered by the HRB Tax Group and its subsidiaries, HRB Bank developed and offered a prepaid card program and companion financial products and services to Company Customers (collectively, the "HRB Bank Financial
Products").

E. Concurrent with closing under the Purchase Agreement (the "Closing"), HRB
Bank will no longer offer the HRB Bank Financial Products.

F. Bank has developed, and shall continue to develop, various prepaid card programs, under which it issues reloadable and non–reloadable prepaid cards, as well as a series of card–related products and services in conjunction therewith, including products and services similar to the HRB Bank Financial Products.

G. It is the intention of the Parties that upon Closing the BINs, ICA numbers and customer relationships related to the HRB Bank Financial Products be transferred by HRB Bank to Bank, and that Bank thereafter offer to Company Customers Financial Products upon terms and conditions that are the same or substantially similar to those applicable to the HRB Financial
Products, as well as such future Bank sponsored and EFS marketed products and services as the
Parties may from time to time mutually agree (collectively, the "Program").

H. Bank now desires to engage EFS, and EFS desires to be engaged, to serve as program manager and provide program management and processing services in connection with the Program subject to the terms and conditions set forth herein.

AGREEMENT

ACCORDINGLY, in consideration of the mutual covenants and agreements of the
Parties herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

ARTICLE 1
DEFINITIONS; ORDER OF PRECEDENCE; RULES OF INTERPRETATION

1.1 Definitions. Capitalized terms used in this Agreement shall have the meanings set forth below; provided, however, that with respect to any capitalized term specifically defined in any Product Schedule, such term shall have the meaning set forth in such
Product Schedule:

"Account" means (a) each loan account, deposit account and prepaid account originated by Bank for a Company Customer associated with any Financial Products offered in connection with the Program, and (b) each Purchased Account.

"Account Documentation" means, with respect to an Account, the applications,
Accountholder agreements, disclosures, privacy notices, change of terms notices, including any and all amendments or modifications thereto, however and wherever stored or kept, and any other written information relating to such Account's terms and conditions.

"Accountholder" means any Person who holds or has held an Account.

"Accountholder Data" means all Personally Identifiable Information regarding an
Accountholder received by or on behalf of Bank or by EFS in connection with a Financial
Product, or obtained by or on behalf of Bank or EFS in connection with an Account but shall not include Company Customer Data.

"Accounts Receivable" means any and all amounts owing from time to time by an
Accountholder on an Account, whether billed or unbilled, including any unpaid balances for purchases, accrued finance charges, late fees and any other charges and fees assessed on an
Account.

"Acquiring IP Party" has the meaning set forth in Section 9.2(a) (Ownership of
Intellectual Property).

"Affected Party" has the meaning set forth in Section 12.2(b) (Data Security).

"Affiliate" means any Person that, directly or indirectly, through one or more intermediaries, (a) owns or controls another Person, (b) is owned or controlled by another
Person, or (c) is under common control or ownership with another Person, and "ownership"
means the direct or indirect beneficial ownership of more than 30% of the equity securities of a
Person, or, in the case of a Person that is not a corporation, more than 30% of the voting and/or equity interest of such Person.

"Agreement" has the meaning set forth in the Preamble.

"Applicable Law" means any and all laws, treaties, rules, regulations, regulatory guidance and determinations of a Regulatory Authority, mandatory written direction from a Regulatory

Authority, and orders opinions and interpretations of any Regulatory Authority, including under the Bank Secrecy Act, UDAAP, laws relating to anti-money laundering (including customer due diligence and enhanced due diligence necessary to meet "know your customer" requirements), identity theft, fraud schemes, and predatory, unfair or deceptive acts, any and all sanctions or regulations enforced by OFAC, and statutes or regulations of any state relating to gift cards, money transmission or unclaimed property, that are applicable to the Program, or otherwise applicable to any of the Parties, or any Distributor or Franchisee.

"Applicant" means any Person who has submitted an application to Bank for a Financial
Product.

"Applicant Data" means all Personally Identifiable Information regarding an Applicant received by or on behalf of Bank (including by EFS as servicer) in connection with such
Applicant's application for a Financial Product, but shall not include Company Customer Data or
Bank Customer Data.

"Assumed Accounts Purchase Date" has the meaning set forth in Section 15.1 (EFS
Purchase Options).

"Assumed Liabilities" has the meaning set forth in Section 15.1 (EFS Purchase Options).

"Back-Up Account Originator" has the meaning set forth in Section 2.10 (Back-Up
Account Originator).

"Back-Up Notice" has the meaning set forth in Section 2.10 (Back-Up Account
Originator).

"Bank" has the meaning set forth in the Preamble.

"Bank Corrective Plan" has the meaning set forth in Section 8.2(b) (Bank Audit Rights and Obligations).

"Bank Customer" means any individual who has or had a banking relationship with Bank that was not originated through the Program or acquired under the Purchase Agreement.

"Bank Customer Data" means data relating to Bank Customers, other than Program
Customer Data.

"Bank Event of Default" has the meaning set forth in Section 13.2 (Bank Event of
Default).
"Bank Indemnified Parties" has the meaning set forth in Section 16.1 (Indemnification of
Bank by EFS).

"Bank Licensed Marks" means the trademarks, trade names, service marks, logos and other proprietary designations of Bank licensed to EFS by Bank under the EFS Licensing
Agreement.

"Bank Licensing Agreement" means the Trademark Licensing Agreement substantially in the form attached as Exhibit L to the Purchase Agreement, pursuant to which HRB Innovations is granting a license to Bank.

"Bank Matters" has the meaning set forth in Section 4.1(a) (Bank Matters).

"Bank Rules" means the policies, procedures, operating rules and regulations of Bank, as amended from time to time by Bank in the exercise of its reasonable discretion, and incorporated into the Operating Procedures or Product Schedules.

"Bank Senior Program Manager" has the meaning set forth in Section 3.1(b)(i) (Program
Managers).

"Bank Service Provider" means a third-party service provider (including an Affiliate of
Bank or a Material Bank Service Provider) used by Bank in connection with the performance of
Bank's obligations under this Agreement, other than EFS or an EFS Service Provider.

"BIN" has the meaning set forth in Section 15.5(b) (ABA Routing Number; BIN; ICA).

"Block, Inc." has the meaning set forth in the Recitals.

"Block Licensing Agreement" means the Trademark Licensing Agreement substantially in the form attached as Exhibit M to the Purchase Agreement, pursuant to which Bank is granting a license to certain subsidiaries of Block, Inc.

"Business Day" means any day, except a Saturday, Sunday or a federal legal holiday.

"Claim" means any claim, demand, suit, legal action, regulatory action, administrative action, arbitration or proceeding, including those brought in connection with allegations of misrepresentations, breach of warranty, breach of contract, violation of Applicable Law, unfair or deceptive acts or practices, or otherwise seeking to recover Indemnified Losses.

"Closing" has the meaning set forth in the Recitals.

"Closing Date" has the meaning set forth in Section 15.4 (Purchase Mechanics).

"Code" has the meaning set forth in Section 6.2(a) (Cross Marketing).

"Company" has the meaning set forth in the Recitals.

"Company Applicable Law" has the meaning set forth in Section 4.3(b) (Compliance
Obligations).

"Company Customer" has the meaning set forth in the Recitals.

"Company Customer Data" means all Personally Identifiable Information regarding a
Company Customer or tax return information (as defined in IRC § 7216) obtained in connection with the provision of Company products and services to such Company Customer.

"Company Distribution Agreement" means the Company Financial Products Distribution
Agreement in substantially the form attached as Exhibit J to the Purchase Agreement.

"Company Licensed Marks" means the trademarks, trade names, service marks, logos and other proprietary designations of Company licensed to Bank under the Bank Licensing
Agreement.

"Company Location" means a location that is using Company Licensed Marks in the
Program Territory doing business with the public, including an electronic location (such as a
Company Website), other direct access media within the Program Territory that is owned or operated by Company or any Franchisee Locations.

"Company Website" means that portion of the worldwide web internet sites operated by
Company in support of the Program.

"Confidential Information" has the meaning set forth in Section 11.1(a) (Confidential
Information).

"Conversion Date" has the meaning set forth in Section 15.5(a) (Interim Servicing).

"Credit Card Product" means the H&R Block MasterCard Credit Card as described in
Schedule D (Credit Card Product Schedule).

"Data Security Requirements" has the meaning set forth in Section 12.2(a) (Data
Security).

"Deposit Products" means the individual retirement accounts as described in Schedule E
(Deposit Product Schedule).

"Designated Executive" has the meaning set forth in Section 3.1(a)(i) (Designated
Executives).

"Disclosing Party" has the meaning set forth in Section 11.2(b) (Limits on Use and
Disclosure).

"Dispute" has the meaning set forth in Section 3.2(b) (Dispute Resolution).

"Disputed Program Change Notification" means written notice (that has been delivered in compliance with Section 17.7 (Notices)) describing with particularity the Party's basis for disputing a Program Change covered by such notice.

"Distributors" means HRB Tax Group, HRB Enterprises, HRB Eastern Enterprises and
HRB Digital.

"Durbin Regulatory Event" shall have occurred if, for any reason, the applicable
Financial Products, as currently structured, do not qualify to receive the highest interchange fees permitted for federally insured depository institutions.

"Effective Date" means the Closing Date (as defined in the Purchase Agreement).

"EFS" has the meaning set forth in the Preamble.

"EFS Audit Plan" means an audit plan with respect to the Financial Products maintained by EFS and approved by Bank in the form set forth as Schedule 2.4(f) (EFS Audit Plan), except as otherwise from time to time agreed between the Parties in writing or required by Applicable
Law, as determined by Bank in its reasonable discretion.

"EFS Audit Parties" means EFS and any of its Affiliates that are specifically covered by the EFS Audit Plan.

"EFS Corrective Plan" has the meaning set forth in Section 8.1(b) (EFS Audit Rights and
Obligations).

"EFS Event of Default" has the meaning set forth in Section 13.1 (EFS Event of Default).

"EFS Matters" has the meaning set forth in Section 4.1(b) (EFS Matters).

"EFS Purchase Option" has the meaning set forth in Section 15.1 (EFS Purchase
Options).

"EFS Senior Program Manager" has the meaning set forth in Section 3.1(b)(i) (Program
Managers).

"EFS Corrective Plan" has the meaning set forth in Section 8.1(b) (Bank Audit Rights and Obligations).

"EFS Indemnified Parties" has the meaning set forth in Section 16.2 (Indemnification of
EFS by Bank).

"EFS Service Provider" means a third-party service provider (including an Affiliate of
EFS but excluding Franchisees) used by EFS in connection with the performance of EFS's obligations under this Agreement, including a Material EFS Service Provider. For the avoidance of doubt, a third-party service provider that enters into a tri-party agreement among itself, EFS and Bank is an EFS Service Provider.

"Emerald Advance" means an open-end line of credit offered by Bank under the Program whereby Company Customers may obtain credit as further described in Schedule C (Emerald
Advance Product Schedule).

"Emerald Card" means a reloadable, general purpose debit card associated with a demand deposit account offered by Bank to Company Customers under the Program as further described in Schedule A (Prepaid Products Product Schedule).

"Event of Default" means any EFS Event of Default or Bank Event of Default.

"Executive Officer" has the meaning set forth in Section 3.2(b) (Dispute Resolution).

"Exercise Notice" has the meaning set forth in Section 15.1 (EFS Purchase Options).

"Final Wind-Down Date" has the meaning set forth in Section 15.6 (Wind-Down by

Bank).

"Financial Products" means the Prepaid Products, Refund Transfer, Emerald Advance,
Credit Card Product, and any New Product, in each case offered by Bank and distributed by EFS pursuant to this Agreement.

"FIS" means Fidelity National Information Services, Inc., and its Affiliates.

"Force Majeure Event" has the meaning set forth in Section 17.8(a) (Force Majeure).

"Franchisee" means a Person party to a Franchisee Distribution Agreement with Bank and EFS. No H&R Block franchisee that has not signed a Franchisee Distribution Agreement with Bank may participate in the Program or be considered a Franchisee under this Agreement.

"Franchisee Distribution Agreement" means the Franchisee Financial Products
Distribution Agreement in substantially the form attached as Exhibit K to the Purchase
Agreement.

"Franchisee Location" means any physical retail office open to the public for the preparation of Returns operated by any Franchisee.

"GLBA" means, collectively, Title V – Privacy of the Gramm–Leach–Bliley Act, P.L.
106–102 and implementing regulations promulgated thereunder, and the standards for safeguarding customer information set forth in 12 CFR Part 364 and 16 CFR Part 314, all as they may be amended, supplemented and/or interpreted in writing from time to time by any federal
Regulatory Authority.

"HRB Bank" has the meaning set forth in the Recitals.

"HRB Bank Financial Products" has the meaning set forth in the Recitals.

"HRB Digital" means HRB Digital LLC, a Delaware limited liability company.

"HRB Eastern Enterprises" means H&R Block Eastern Enterprises, Inc., a Missouri corporation.

"HRB Enterprises" means H&R Block Enterprises LLC, a Missouri limited liability company.

"HRB Innovations" means HRB Innovations, Inc., a Delaware corporation, and its successors and assigns.

"HRB Tax Group" has the meaning set forth in the Recitals.

"ICA" has the meaning set forth in Section 15.5(b) (ABA Routing Number; BIN; ICA).

"Indemnification Threshold Amount" has the meaning set forth in Section 16.7(a)
(Indemnification Payments).

"Indemnified Losses" means any and all losses, liabilities, costs and expenses of any kind, nature or description imposed or incurred in connection with this Agreement (including reasonable attorneys' fees and expenses, reasonable out-of-pocket costs, interest and penalties), settlements, equitable relief, judgments, damages (including liquidated damages), claims
(including counter and cross-claims, and allegations whether or not proven) demands, offsets, defenses, actions, investigations or proceedings by whomsoever asserted (including Regulatory
Authorities).

"Indemnified Party" has the meaning set forth in Section 16.3 (Notice).

"Indemnifying Party" has the meaning set forth in Section 16.3 (Notice).

"Intellectual Property" means, on a worldwide basis, any and all: (i) rights associated with works of authorship, including copyrights, moral rights and mask-works; (ii) trademarks and service marks and the goodwill associated therewith; (iii) trade secret rights; (iv) patents, designs, algorithms and other industrial property rights; (v) other intellectual and industrial property rights of every kind and nature, however designated, whether arising by operation of law, contract, license or otherwise; and (vi) applications, registrations, renewals, extensions, continuations, divisions or reissues thereof now or hereafter in force (including any rights in any of the foregoing).

"IP Owner" has the meaning set forth in Section 9.2(a) (Ownership of Intellectual
Property).

"IRA Accounts" means traditional, rollover, and Roth individual retirement accounts from time to time offered by Bank.

"Knowledge" means, with respect to EFS the actual and imputed knowledge, after reasonable inquiry, of the Chief Financial Officer of Block, Inc., President or most senior executive officer of EFS, CFO or most senior financial officer of EFS and COO or most senior operations officer of EFS, and with respect to Bank, the actual and imputed knowledge, after reasonable inquiry, of the chief executive officer, the chief financial officer and the chief operating officer of Bank.

"Marketing Deadline" means (a) with respect to Emerald Advance, September 15th of each Program Year, and (b) for all other Financial Products, October 15th of each Program Year.

"Marketing Materials" means all advertisements, brochures, applications, telemarketing scripts, point of purchase displays, packaging, television advertisements, radio advertisements, electronic web pages, electronic web links, and any other type of advertisement, solicitation material, or interactive media developed, launched or distributed for purposes of marketing or promoting the Program, including any and all amendments or modifications thereto, however stored or kept.

"Marketing Templates" has the meaning set forth in Section 2.9(a) (Promotion of
Program; Program Marketing Plan).

"Material Bank Service Provider" has the meaning set forth in Section 7.2(a) (Service
Providers).

"Material EFS Service Provider" has the meaning set forth in Section 7.2(a) (Service
Providers).

"Mortgage Products" means residential real estate secured loan products as from time to time offered by Bank.

"New Product" has the meaning set forth in Section 5.6(a) (New Products).

"New Product Offering Plan" has the meaning set forth in Section 5.6(a) (New Products).

"No Interest Notice" has the meaning set forth in Section 15.1 (EFS Purchase Options).

"Nominated Purchaser" has the meaning set forth in Section 15.1 (EFS Purchase
Options).

"Non-Surviving Obligations" means the obligations of a Party set forth in this Agreement that do not continue following a Termination Date, which include the obligations under Sections
5.2 and 6.2(a).

"Notified Party" has the meaning set forth in Section 8.4(d) (Reporting).

"Notifying Party" has the meaning set forth in Section 8.4(d) (Reporting).

"OCC" means the Office of the Comptroller of the Currency.

"OFAC" means the Office of Foreign Assets Control.

"Operating Procedures" has the meaning set forth in Section 2.12(a) (Operating
Procedures).

"Party" has the meaning set forth in the Preamble.

"Payment Network" means MasterCard, Visa and any other network, including reload networks, as selected by EFS and approved by Bank (such approval not to be unreasonably withheld), facilitating financial transactions through the use of a credit, debit or prepaid product.

"Payment Network Rules" means (i) the applicable bylaws, rules, bulletins, regulations, documentation and manuals promulgated or adopted by each of the Payment Networks, and (ii)
any applicable rule or requirement of NACHA - The Electronic Payments Organization, in each case as such rules, manuals and other items may be amended or supplemented from time to time.

"Performance Material Adverse Effect" means, with respect to a Party, any event, change, occurrence or effect that, individually or in the aggregate, has or could be reasonably anticipated to have a material and adverse effect on such Party's ability to perform its duties and obligations under the terms of this Agreement (including the Product Schedules).

"Person" means and includes any individual, partnership, joint venture, corporation, limited liability company, bank, trust, unincorporated organization, government or any department, agency or instrumentality thereof.

"Personally Identifiable Information" means any information that alone, or in combination with other information, relates to a specific, identifiable individual or can be used to identify an individual, including any information defined as "nonpublic personal information" for purposes of GLBA.

"Pilot Program" has the meaning set forth in Section 2.10(b) (Back-Up Account
Originator)

"Prepaid Products" means the Emerald Card, employee incentive cards and gift cards cobranded with Company's name as offered by Bank under the Program, in each case as further described in Schedule A (Prepaid Products Product Schedule).

"Privacy Notice" has the meaning set forth in Section 12.1(b) (Privacy Notice).

"Processing Services" means any and all services necessary or convenient for operation of the Program, including the issuance of cards or the processing of transactions or settlements in accordance with applicable Payment Network Rules and Applicable Law. Such services shall include: set-up and maintenance of cardholder accounts, transaction authorization, processing, clearing and settlement, Payment Network access, cardholder dispute resolution, Payment
Network compliance, regulatory compliance, security and fraud control, customer service, collections and activity reporting.

"Processor" means a third-party provider of some or all of the Processing Services, including any EFS Service Provider and any Bank Service Provider.

"Product Schedules" means the product schedules set forth in Schedule A (Prepaid
Products), Schedule B (Refund Transfer), Schedule C (Emerald Advance), Schedule D (Credit
Card Product), and Schedule E ( Deposit Product).

"Program" has the meaning set forth in the Recitals.

"Program Change" means any change to the terms, pricing, conditions, underwriting or other characteristics of, or the Account Documentation, Marketing Materials, Servicing
Materials or any other Program documentation or requirements for, any Financial Product, or any other aspect of the Program or the obligations of EFS or Bank under the Program, made after the date of this Agreement.

"Program Customer" means any Accountholder or any Applicant.

"Program Customer Data" means Accountholder Data and Applicant Data.

"Program Data Site" means a secure content management website containing the
Operating Procedures and other documents agreed by the Parties for the Program as set forth in this Agreement.

"Program Eligibility Policy" means the policies, procedures, strategies, guidelines and implementation procedures for the establishment and maintenance of Financial Products and the extension of credit thereunder, if applicable, including all Account eligibility decisioning activities (including application decisioning criteria/procedures, score cutoff strategies, judgmental decisioning policies/procedures and screenings relating to anti-money laundering,
Bank Secrecy Act, OFAC and customer identification programs) and Account management activities (including authorizations, line management, delinquency management, fraud monitoring and plastic reissue strategies).

"Program Fee" has the meaning of set forth in Section 2.18(a) (Annual Program Fee).

"Program Guidelines" means the policies, procedures and guidelines for the operation of the Program and the distribution of the Financial Products by the Distributors and the
Franchisees.

"Program Marketing Plan" has the meaning set forth in Section 2.9(b) (Promotion of
Program; Program Marketing Plan).

"Program Material Adverse Effect" means any event, change, occurrence or effect that, individually or in the aggregate, has or could be reasonably anticipated to have a material and adverse effect upon the financial or other performance of the Program as set forth on its pro forma financial statements as developed by the Parties.

"Program Territory" means the United States, Guam, Puerto Rico and certain U.S.
military bases outside the United States as identified in Schedule 2.1(a) (Financial Products by
Territory).

"Program Year" means the twelve-month period commencing on July 1st of each calendar year (or as applicable, a shorter period for the first Program Year) and ending on June
30th of the following calendar year.

"Prospect Data" means all Personally Identifiable Information regarding a Prospective
Customer used by the Parties in connection with determining whom to solicit for the Program.

"Prospective Customer" means Company Customers and any other Persons selected by the Parties to receive Program offers.

"Purchase Agreement" has the meaning set forth in the Recitals.

"Purchase Option Exercise Period" has the meaning set forth in Section 15.1 (EFS
Purchase Options).

"Purchase Option Expiration Date" means, with respect to any one or more Product
Schedules or the entire Agreement, as applicable, the earliest date upon which one of the following occurs: (a) EFS issues a No Interest Notice, (b) the Purchase Option Exercise Period
has expired without EFS issuing an Exercise Notice, (c) the time period for EFS or its designee to enter into a purchase agreement(s) for the purchase of the Purchased Assets and the assumption of the Assumed Liabilities has expired and EFS or its designee has not entered into such agreement(s) as set forth in Section 15.4 (Purchase Mechanics), (d) the time period for EFS or its designee to consummate the purchase of the Purchased Assets and the assumption of the
Assumed Liabilities under the purchase agreement(s) has expired and EFS or its designee has not consummated such purchase as set forth in Section 15.4 (Purchase Mechanics), (e) the purchase and assumption agreement for the Purchased Assets and the Assumed Liabilities has been terminated by a Party as permitted pursuant to the terms thereof, or (f) EFS (or its permitted designee) otherwise ceases to have the option to purchase the Purchased Assets and assume the
Assumed Liabilities.

"Purchase Price" has the meaning set forth in Section 15.3(a) (Determination of Purchase
Price).

"Purchased Accounts" has the meaning set forth in the Recitals.

"Purchased Assets" has the meaning set forth in Section 15.1 (EFS Purchase Options).

"Reasonable and Related Outside Counsel Transaction Expenses" has the meaning set forth in Section 15.5(c) (Conversion Costs).

"Receivables Participation Agreement" means the Emerald Advance Receivables
Participation Agreement in substantially the form of Exhibit I attached to the Purchase
Agreement, governing the ongoing purchases of Emerald Advance Accounts Receivables and other unsecured Accounts Receivables by HRB Participant I, LLC from Bank, which purchases and sales of receivables are intended to be true sales for all purposes.

"Receiving Party" has the meaning set forth in Section 11.2(b) (Limits on Use and
Disclosure).

"Refund Transfer" means a banking service offered by Bank under the Program in which
Program Customers receive income tax refunds under the Program in a limited-use deposit account via direct deposit from the U.S. Treasury, from which amounts authorized by Program
Customers are deducted and as further described in Schedule B (Refund Transfer Product
Schedule).

"Regulatory Authority" means, as the context requires, any federal, state or local, domestic, foreign or supranational governmental, regulatory or self-regulatory authority, agency, court, tribunal, commission or other governmental, regulatory or self-regulatory entity with jurisdiction over a Party, any Distributor or any Franchisee.

"Regulatory Request" has the meaning set forth in Section 11.2(b) (Limits on Use and
Disclosure).

"Relevant Audit Portions" has the meaning set forth in Section 8.2(d) (EFS Audit Rights and Obligations).

"Returns" means the federal, state and local income tax returns prepared by Company or any of the Franchisees or by a Person using the Company Website.

"SEC" means the U.S. Securities and Exchange Commission.

"Security Breach" has the meaning set forth in Section 12.2(b) (Data Security).

"Senior Program Manager" has the meaning set forth in Section 3.1(b)(i) (Program
Managers).

"Servicing Materials" means any correspondence, documents and reports relating to the customer servicing and collections for the Accounts, including any and all amendments or modifications thereto, however stored or kept.

"Settlement Account" means an account used for settlement of all transactions with respect to the Program.

"Settlement Statement" has the meaning set forth in Section 2.15 (Settlement
Statements).

"Solvent" as to a Person, means (a) the present fair salable value of such Person's assets is in excess of the total amount of its liabilities, (b) such Person is presently able generally to pay its debts as they become due, and (c) such Person does not have unreasonably small capital to carry on such Person's business as theretofore operated and all business in which such Person is about to engage. The phrase "present fair salable value" of a Person's assets is intended to mean that value which can be obtained if the assets are sold within a reasonable time in arms'-length transactions in an existing and not theoretical market.

"Specified Party" means those Persons listed in Schedule 15.6 (Block Specified Parties).

"Suspended Product" has the meaning set forth in Section 5.3 (Right to Suspend Offering of Financial Product).

"Tax Season" means the period from November 1st of a given year through April 30th of the following year.

"Term" has the meaning set forth in Section 14.1 (Term).

"Termination Date" means, as applicable, the date on which this Agreement or a Product
Schedule terminates or expires in accordance with Article 14 (Term and Termination).

"Third Party Guidance" has the meaning set forth in Section 8.5 (OCC 2013-29).

"Transaction" means a card usage that is processed through a Payment Network and its members, or through a Processor, including a load or reload, a deposit, a purchase, a cash withdrawal, or a refund.

"UDAAP" means Sections 1031 and 1036 of the Dodd Frank Wall Street Reform and
Consumer Protection Act, 12 USC § 5536, and implementing regulations issued pursuant thereto, and Federal Reserve Regulation AA, which prohibit unfair, deceptive or abusive acts or practices.

"United States" means each of the fifty (50) states or commonwealths comprising the
United States of America and the District of Columbia.
1.2 Order of Precedence. This Agreement and the Schedules and Exhibits
contain the base terms that govern the relationship between EFS and Bank. In the event any provision of any Schedules (including any Product Schedule) or Exhibits conflicts with a provision of this Agreement, the provision of this Agreement shall control, unless such provision of the Schedule (including any Product Schedule) or Exhibit expressly states that it supersedes a specifically-identified section of this Agreement. To the extent that there are any inconsistencies or conflicts arising between the provisions of this Agreement and any other agreements entered into between Bank and EFS, the provisions of this Agreement shall control unless otherwise expressly provided in such other agreements.

1.3 Rules of Interpretation. Unless otherwise expressly provided in this
Agreement or the context otherwise requires, the following rules apply hereto:

(a) the singular includes the plural and the plural includes the singular;

(b) all references to the masculine gender include the feminine gender (and vice versa);

(c) "include," "includes" and "including" are not limiting and are deemed to be followed by the words "without limitation";

(d) references to a particular agreement, instrument or document also refer to and include all renewals, extensions, modifications, amendments and restatements of such agreement, instrument or document;

(e) a reference in this Agreement to an Article, Section, Schedule or Exhibit is
to the Article, Section, Schedule or Exhibit of or to this Agreement;

(f) a reference to an Article or Section in this Agreement refers to all sub-parts or sub-components of any such article or section;

(g) words such as "hereunder," "hereto," "hereof," and "herein," and other words of like import refer to the whole of this Agreement and not to any particular section, subsection or clause hereof;

(h) a lower-case reference in this Agreement to a "party" or "parties" includes any Person;

(i) the headings and subheadings of the sections of this Agreement are inserted for convenience of reference only and do not control or affect the meaning or construction of any of the agreements, terms, covenants and conditions of this Agreement in any manner;

(j) a reference to "unreasonably withheld" means "unreasonably withheld, delayed or conditioned;"

(k) any approval, consent or notice required hereunder means "written approval," "written consent" or "written notice," as applicable; and

(l) any reference made in this Agreement to Applicable Law means such
Applicable Law as may be amended from time to time, and to any successor Applicable Law relating to the same subject.

(m) Any provision in this Agreement that allows a Party to unilaterally exercise (i) reasonable discretion, (ii) a right of final approval, or (iii) similar decision-making authority, shall automatically include a requirement that, upon exercise of such unilateral right, and a written request by the other Party (signed by a person, and delivered to a person, in each case included in the definition of Knowledge), the Party exercising such unilateral right shall provide a written explanation of the basis for such Party's exercise of such right.

ARTICLE 2
PROGRAM DESCRIPTION

2.1 Establishment of the Program.

(a) Commencement of Program; Program Scope. Bank and EFS shall establish the Program within the Program Territory. Specifically, Bank and EFS shall offer
Financial Products within the United States under the Program pursuant to the terms and conditions of this Agreement and the Product Schedules. Additionally, Bank and EFS shall offer such Financial Products to qualified consumers in the United States Territories of Puerto Rico,
Guam and on certain U.S. military bases as further described in Schedule 2.1(a) (Financial
Products by Territory) pursuant to the terms and conditions of this Agreement and the Product
Schedules.

(b) Account Ownership. Bank shall be the sole owner of the Accounts under the Program. The Parties acknowledge (i) EFS's participation interests as set forth in the
Receivables Participation Agreement, and (ii) the EFS Purchase Option.

2.2 Financial Products.

(a) Prepaid Products. A description of the Prepaid Products is set forth in
Schedule A (Prepaid Products Product Schedule).

(b) Refund Transfer. A description of the Refund Transfer product is set forth in Schedule B (Refund Transfer Product Schedule).

(c) Emerald Advance. A description of Emerald Advance product is set forth in Schedule C (Emerald Advance Product Schedule).

(d) Credit Card Product. A description of the Credit Card Product is set forth in Schedule D (Credit Card Product Schedule).

(e) Deposit Product. A description of the Deposit Products is set forth in
Schedule E (Deposit Products Schedule).

(f) New Products. Descriptions of New Products shall be set forth in new product schedules, as may be agreed by the Parties from time to time pursuant to Section 5.6
(New Products).

2.3 Bank Obligations. Subject to the terms and conditions of this Agreement,
Bank shall perform the following tasks, and such other tasks as Bank and EFS shall mutually agree:

(a) exercise final decision-making authority with respect to whether Account
Documentation, Marketing Materials and Servicing Materials comply with Applicable Law, as further described in Section 6.1(c) (Account Documentation, Marketing Materials and Servicing
Materials);

(b) be willing and able to offer the Financial Products to the markets described in the Product Schedules in volumes no less than the greater of (i) the historical volumes set forth in the Product Schedules or (ii) the projected volumes for the current Tax Season as reasonably determined by the Parties; subject, however, in each case to compliance with Bank's underwriting policies and standards for each Financial Product, and Bank's overall risk management policies;

(c) subject at all times to its compliance obligations under Applicable Law, fulfill all of Bank's obligations hereunder in accordance with the Operating Procedures and the applicable Product Schedules;

(d) maintain all appropriate books and records reflecting Accountholder Data with respect to the Program in accordance with the Operating Procedures;

(e) establish the Program Eligibility Policy in accordance with Section 2.11
(Program Eligibility Policy), including establishing credit criteria for the Emerald Advance and
Credit Card Product;

(f) review and process Financial Product applications in accordance with the
Program Eligibility Policy and this Agreement;

(g) open and administer Accounts in connection with the Financial Products it provides to each Applicant whom Bank has approved for issuance of a Financial Product, including extending credit where applicable on Accounts;

(h) jointly prepare and update the Operating Procedures with EFS pursuant to
Section 2.12(a) (Servicing Responsibilities);

(i) supervise, monitor and review the offering of Financial Products at
Company Locations as set forth in Section 4.4 (Bank Oversight);

(j) design, establish and maintain a detailed compliance program as set forth in
Section 4.5 (Bank Compliance Program);

(k) in its reasonable discretion and in consultation with EFS, develop appropriate training and informational support for Company Location personnel in support of the
Program;

(l) jointly review with EFS, and, if approved by Bank, sign, the annual
Program Marketing Plan for the marketing and promotion of the Program;

(m) review and, if Bank deems appropriate, approve the EFS Audit Plan and any changes thereto;

(n) comply with Applicable Law, the Operating Procedures and the Payment
Network Rules applicable to Bank's conduct of its activities with respect to the Program; and

(o) in consultation with EFS, use commercially reasonable efforts to maintain and enhance the technical and operational systems required to support the Program in a manner that is competitive in the marketplace for financial products and services that are substantially similar to, or substantially competitive with, the Financial Products in the manner in which they are offered to Prospective Customers, all as determined by Bank in its reasonable discretion.
2.4 EFS Obligations. Subject to the terms and conditions of this Agreement,
EFS shall be exclusively responsible for the day-to-day management of the Program and shall perform the following tasks and such other tasks as Bank and EFS shall mutually agree:

(a) subject to the oversight of and final approval by Bank as set forth in
Section 6.1(b) (Account Documentation, Marketing Materials and Servicing Materials), develop and implement Account Documentation, Marketing Materials and Servicing Materials, and the
Operating Procedures;

(b) develop, and jointly review with Bank, and after approval by Bank in
Bank's reasonable discretion, sign, the annual Program Marketing Plan for the marketing and promotion of the Program, and then implement the approved Program Marketing Plan in accordance with Section 6.1(a) (Account Documentation, Marketing Materials and Servicing
Materials) and the Operating Procedures;

(c) subject at all times to its compliance obligations under Applicable Law, fulfill all of EFS's obligations hereunder in accordance with the Operating Procedures and the applicable Product Schedules, including distribution of all materials developed pursuant to
Section 2.4(a) and Section 2.4(b);

(d) maintain all appropriate books and records reflecting Account data with respect to the Program as set forth in the Product Schedules and in accordance with the
Operating Procedures;

(e) provide servicing for the Financial Products and Accounts as set forth in the Product Schedules;

(f) maintain and comply in all material respects with the EFS Audit Plan, which is set forth in Schedule 2.4(f);

(g) comply with Applicable Law, Bank Rules and the Operating Procedures applicable to EFS's conduct of its activities with respect to the Program and as from time to time instructed in writing by Bank, in the exercise its reasonable discretion;

(h) comply with UDAAP for the operation of the Program, as applicable to the
Program and/or as from time to time instructed in writing by Bank, in the exercise of its reasonable discretion;

(i) subject to Bank's approval, which approval may be granted or withheld in

Bank's reasonable discretion, which shall be exercised in a prompt fashion, and to Bank's continuing oversight, develop and provide appropriate training and informational support for
Company Location personnel in support of the Program;

(j) in consultation with Bank, use commercially reasonable efforts to maintain and enhance the technical and operational systems and equipment required to facilitate the distribution and offering of customer servicing for the Financial Products through Company
Locations in a manner that is competitive in the marketplace for financial products and services that are substantially similar to, or substantially competitive with, the Financial Products in the manner in which they are offered to Prospective Customers, all as determined by EFS in its reasonable discretion;

(k) collect, verify and record all required customer identification information in accordance with the Operating Procedures;

(l) subject to Bank's approval, which approval may be granted or withheld in
Bank's reasonable discretion, and Bank's continuing oversight, implement the Program
Guidelines to be followed by the Franchisees and the Distributors participating in the Program;

(m) provide Bank with reports of its customer service activities in such frequency and format as mandated by the Operating Procedures, or as Bank may otherwise from time to time designate by written notice in the exercise of its reasonable discretion; and

(n) regularly notify Bank of all consumer or third party complaints received in connection with the Program, and promptly respond to, and resolve, such complaints as instructed by Bank in the exercise of its reasonable discretion. In addition, EFS shall cooperate with Bank in assessing and evaluating the frequency, nature or underlying causes for any consumer complaints, and preventing recurrence thereof.

2.5 Program Economics. The economics and accounting for the Program will be structured on a Product Schedule-by-Product Schedule basis as set forth in each Product
Schedule.

2.6 Distributors. EFS and the Distributors will make available the Financial
Products offered by Bank to Company Customers as set forth in the Product Schedules. Except as may otherwise be required by Applicable Law, as from time to time determined by Bank in its reasonable discretion, Bank shall make all Financial Products available in Company Locations
(including the on-line, digital and DIY channels) owned or operated by the Distributors as provided in the Company Distribution Agreement. The Company Distribution Agreement shall establish the obligations and liabilities of each of Bank, EFS and the Distributors with respect to the other parties thereto. Any responsibilities of EFS with respect to the Distributors are as set forth in the Company Distribution Agreement.

2.7 Franchisees.

(a) Subject to Section 4.4 (Bank Oversight), and except as may otherwise be required by Applicable Law, as from time to time determined by Bank in its reasonable discretion, Bank shall make all Financial Products available to each Franchisee in the Program
Territory as provided in the Franchisee Distribution Agreement executed by such Franchisee.

(b) Franchisees shall not be deemed third-party beneficiaries of this
Agreement.

(c) Each Franchisee Distribution Agreement shall establish the obligations and liabilities of each of Bank, EFS and the Franchisee with respect to the other parties thereto. Any responsibilities of EFS with respect to Franchisees are as set forth in the respective Franchisee
Distribution Agreements. Notwithstanding the foregoing, except to the extent Bank is otherwise directed by a Regulatory Authority, or Bank's legal counsel determines that such Franchisee's continued distribution of Financial Products or involvement with the Program is not consistent with safe and sound banking practices and thus that immediate termination of such Franchisee or the taking of enforcement action under the Franchisee Distribution Agreement is required, Bank shall provide notice to EFS prior to (i) withdrawing any Financial Products from distribution to any Franchisee, or (ii) taking any enforcement actions against a Franchisee under the Franchisee
Distribution Agreement.

2.8 Website Supporting the Program. EFS shall be responsible for the establishment of Company Websites in support of and to service the Program, subject to Bank's approval of content related to the Program or the Financial Products to the extent such content describes the Financial Products or is required by Applicable Law (other than Company
Applicable Law), as determined by Bank in its reasonable discretion.
2.9 Promotion of Program; Program Marketing Plan.

(a) EFS shall market and support the Program, including complying with its obligations regarding promotion of the Program as set forth in the then-current Program
Marketing Plan. EFS acknowledges that any use or distribution of Marketing Materials that may not be in strict compliance with all legal and regulatory requirements may pose regulatory, legal and reputational risks to Bank. In order to protect against any inadvertent noncompliance with said legal and regulatory requirements, Bank shall develop and make available to EFS by
September 1 of each Program Year, pre-approved templates of the Marketing Materials (the
"Marketing Templates").

(b) Prior to distributing or using any Marketing Materials, EFS shall either:

(i) Ensure that the Marketing Materials conform with the thencurrent version of the Marketing Templates; or

(ii) Provide a copy of any Marketing Materials that may not
conform with the Marketing Templates to Bank for its review and approval, which approval may be given or withheld in Bank's sole discretion to be exercised in good faith.

(c) Promptly after receipt of any Marketing Materials proposed to be used by
EFS, Bank shall give EFS written notice of (i) approval and authorization for implementation of the Marketing Materials as presented, (ii) approval and authorization for implementation of the
Marketing Materials as revised by Bank, or (iii) rejection of the Marketing Materials.

(d) Notwithstanding anything to the contrary herein, in no event shall EFS, or any of its Affiliates, Franchisees, Distributors, officers, directors, employees, representatives or agents, use or distribute any Marketing Materials prior to meeting the requirements of either subpart (b)(i) or (b)(ii) of this Section 2.9. It is expressly understood that Bank's review and approval of Marketing Materials shall be for Bank's independent purposes, and shall not

(i) constitute an assumption of risk on the part of Bank, (ii) give rise to any claim, action or cause of action by EFS against Bank, or (iii) release EFS from any liability with respect to such
Marketing Materials.

(e) Subject to Sections 3.1(a) (Designated Executives) and 3.1(b) (Program
Managers), EFS will propose, and Bank will (i) review a marketing plan for the upcoming year for the Program, including a marketing calendar for the next Tax Season, forecast of Program transactional volume, and seasonal check-ins (such annual plan, the "Program Marketing Plan"), and (ii) if Bank so determines in its reasonable discretion, approve the Program Marketing Plan by no later than September 15th of each Program Year.

2.10 Back-Up Account Originator.

(a) Provided that it has given Bank at least thirty (30) days' prior written notice
(the "Back-Up Notice") thereof, EFS may contract with another federally insured depository institution (the "Back-Up Account Originator") at any time to make prior arrangements for the fulfillment of certain duties (i) after this Agreement or any Product Schedule is terminated or expires or (ii) in the event Bank is unable to perform its obligations under this Agreement or any of the Product Schedules. The Back-Up Notice shall identify the Back-Up Account Originator.
EFS may provide the Back-Up Account Originator with access to the Program agreements and such other information as is reasonably necessary to assume Bank's obligations under this
Agreement and any of the Product Schedules, provided that such Back-Up Account Originator agrees to confidentiality, data security and privacy covenants in favor of Bank substantially similar to those set forth in Articles 11 and 12.

(b) Notwithstanding any other provision of this Agreement, during the Term the Back-Up Account Originator and EFS may issue a limited number of Financial Products in one or more pilot programs (each a "Pilot Program") to ensure that the backup system is operational, provided that such Pilot Programs shall not involve substantial promotional efforts, or more than the minimum number of customers reasonably necessary to test the backup system.
Moreover, EFS shall take all reasonable steps to ensure that any Pilot Program does not serve to undermine the Program or impugn Bank or its reputation in any manner. In addition, any Pilot
Program may be expanded to cover any volume of Financial Products necessary to achieve projected volumes desired by EFS and not agreed to by Bank pursuant to Section 2.3(b)(ii)
(Bank Obligations).

2.11 Program Eligibility Policy. Bank shall, in its sole discretion but with such consultation with EFS as Bank reasonably deems appropriate, (a) establish the Program
Eligibility Policy for each Financial Product and Account, and (b) provide prior written notice of any material change to the Program Eligibility Policy to EFS.

2.12 Servicing Responsibilities.

(a) The Parties agree to, in good faith, jointly develop and implement joint operating agreements that address the operating policies and procedures applicable to the

Program (the "Operating Procedures"), provided, however, that in order to ensure full compliance with Applicable Law, Bank shall have a right of final approval with respect to the
Operating Procedures. The Parties shall cooperate to review, update and modify the Operating
Procedures on an ongoing basis as appropriate. The Parties agree that they shall continue to use such Operating Procedures in substantially the same form throughout the Term unless changes are otherwise agreed in writing by the Parties or are required by Applicable Law as determined by Bank in its reasonable discretion.

(b) Bank shall be responsible for monitoring and updating the Operating
Procedures to comply with changes in Applicable Law that relate to Financial Products covered hereunder.

2.13 Service Level Agreements. Except as otherwise provided in a Schedule applicable to any Financial Product, the applicable service level agreements for each of Bank and
EFS shall be as described in Schedule F (Service Level Agreements).

2.14 Expenses. Except as expressly set forth in this Agreement or any of the
Product Schedules or otherwise agreed by the Parties, each Party shall be responsible for costs associated with its respective obligations under this Agreement.

2.15 Settlement Statements. No later than the fifteenth (15th) day of each month (if a Business Day, or if not, the next Business Day), EFS will provide to Bank one or more monthly settlement statements (each a "Settlement Statement") setting forth:

(a) the total amounts for the month owed to or by EFS, Bank, any participant or other third party pursuant to each Product Schedule and the Receivables Participation
Agreement, with line item specificity; and

(b) any other amounts owed to or by EFS, Bank, any participant or other third party, as explicitly provided for herein, in the Receivables Participation Agreement or as otherwise agreed by the Parties in writing, with line item specificity, which amounts may be netted.
Each Settlement Statement shall be prepared and delivered in accordance with the procedures and requirements set forth in the applicable Product Schedule.

2.16 Nevada Office. Bank will (i) maintain its Nevada Branch and will issue and book the Financial Products at the Nevada Branch, (ii) take all reasonable actions at the
Nevada Branch necessary for Bank to export Nevada interest rates (and rely upon Nevada usury rates) on the Emerald Advance and other credit products, including the actions specified in the
Emerald Advance Product Schedule, and (iii) provide that all Account Documents are subject to and governed by U.S. federal and Nevada law.

2.17 Program Infrastructure. During the Term, EFS shall maintain, operate, or engage in, as the case may be, the following items in support of the Program:

(a) Compliance Management System. EFS will maintain a compliance risk management system, including appropriate and necessary internal controls designed to reasonably ensure that all EFS duties, obligations, and services provided pursuant to the
Program, and the actions of any Distributors or Franchisees participating in the Program, will be in compliance with Applicable Law, and conform to the standards set forth in the Agreement.
The Program will be substantially in its current form, modified as reasonably requested by Bank, to ensure compliance with Applicable Law.

(b) Quality Control. EFS shall maintain such systems and quality controls as may be necessary or as Bank may reasonably request to (i) enable Bank to adequately monitor the operations of the Program, (ii) react to fraud and promptly, when necessary, respond to and resolve consumer complaints and inquiries so that risk is managed and complaints are reasonably addressed and (iii) provide reports summarizing information as Bank may reasonably require.

(c) Documentation Review and Approval. EFS shall ensure that any of
Account Documentation, Marketing Materials, Program Eligibility Policy, Program Guidelines,
and Program Documents (including any changes thereto) over which it has ownership and responsibility are in compliance with Applicable Law. EFS shall submit such Marketing
Materials, Program Guidelines, and Program Documents to Bank for review and approval prior to use, such approval not to be unreasonably withheld.

(d) Distributor Relationships. EFS shall maintain Bank approved Company
Distribution Agreements with all Distributors, maintain appropriate records with respect to each and every Distributor performing under the Program, and provide reports to Bank with respect to such Distributors in a form and manner as the Bank may reasonably require.

(e) System Access. EFS shall provide Bank with access to all reports and such other data and information as Bank reasonably requests to facilitate settlement, balance, and reconcile accounts, monitor for fraudulent financial transactions and to comply with Bank
Secrecy Act and OFAC obligations. Program Manager shall provide summaries in various forms as reasonably requested by Bank in order to monitor performance of EFS.

2.18 Annual Program Fee.

(a) May 31st Program Fee Payment. On May 31st of each year during the
Term of this Agreement, EFS will pay to Bank a program fee (the "Program Fee") of $7.5 million, in addition to fees otherwise due hereunder.

(b) Partial Program Fee Payment Provisions. During the Term of this
Agreement with respect to any partial year between June 1st of a given year and May 31st of the following year:

(i) if termination of this Agreement occurs on or after June 1st, but prior to the start of the first full calendar month after the anniversary of the Closing Date, no partial Program Fee will be due; or

(ii) if termination of this Agreement occurs after the start of the first full calendar month after the anniversary of the Closing Date, but prior to the subsequent May 31st, then a partial Program Fee will be due.
The partial portion of $7.5 million Program Fee will be an amount equal to
$625,000 multiplied by the number of full calendar months between the anniversary of the Closing Date and the date of termination of this
Agreement.

ARTICLE 3
PROGRAM SUPPORT

3.1 Communications; Dispute Resolution.

(a) Designated Executives.

(i) Each Party shall designate one or more of its senior
executives to serve as a high level point of contact to facilitate the efficient operation of the Program (each a "Designated Executive"). The initial
Designated Executives are set forth in Schedule 3.1(a)(i) (Initial Designated
Executives).

(ii) The Designated Executives shall communicate as needed
to discuss the Program and address any issues that may arise in connection therewith.

(b) Program Managers.

(i) Each Designated Executive shall appoint a senior officer to facilitate the overall management of the Program under this Agreement
(respectively, the "Bank Senior Program Manager" and "EFS Senior
Program Manager", and each, a "Senior Program Manager"). The names of the individuals initially designated as the EFS Senior Program Manager and
Bank Senior Program Manager are set forth in Schedule 3.1(b)(i) (Initial
Senior Program Managers). Each Senior Program Manager shall have sufficient knowledge and experience to effectively and efficiently perform his or her responsibilities. Each Party shall endeavor to provide stability and continuity in the Senior Program Manager positions.

(ii) The Senior Program Managers shall review all changes to terms and conditions of the Financial Products offered by Bank as part of the Program, including Bank pricing and Program Eligibility Policy, and to
EFS's manner of offering the Financial Products and administering the
Program through the Distributors and Franchisees.

(c) Roles and Responsibilities of Senior Program Managers.

(i) The Senior Program Managers shall have the responsibility to coordinate, handle and make decisions regarding the day-to-day operations for the Program.

(ii) In the event of a situation that either Party determines in good faith to be an "emergency," each of the Senior Program Managers shall have the responsibility to promptly notify the other Senior Program
Manager and each shall promptly notify the appropriate officers within its respective organization of such emergency.

(d) The Parties shall work together in good faith to facilitate the implementation of the Program, conduct the Program in an efficient manner, provide for appropriate advance planning and such other coordination as shall be necessary or appropriate.

3.2 Dispute Resolution.

(a) In the event of any dispute, controversy, or claim arising out of or relating to this Agreement or the making, construction, interpretation, performance, breach, termination, enforceability or validity thereof (hereinafter, a "Dispute"), the Party raising such Dispute shall provide written notice to the other Party promptly. The Parties shall cooperate and attempt in good faith to resolve any Dispute promptly by negotiating between Persons who have authority to settle the Dispute and who are at a higher level of management than the Persons with direct responsibility for administration and performance of the provisions or obligations of this
Agreement that are the subject of the Dispute. Notwithstanding the foregoing, the failure of a
Party to promptly provide notice of a Dispute, does not waive any rights of such Party with respect to such Dispute (except to the extent of harm caused by the failure to give prompt notice).

(b) To the extent that Disputes remain unresolved within seven (7) Business
Days of being raised, or such other date as agreed between the Chief Financial Officer of Block
Inc. and the Chief Executive Officer of Bank, such Dispute shall immediately be referred to the
Chief Financial Officer of Block Inc. and the Chief Executive Officer of Bank, or their respective designees (each, an "Executive Officer"), for their review and resolution.

(c) If and only after Executive Officers are unable to reach an agreement within seven (7) Business Days of such referral, the Parties may pursue their respective remedies or exercise their respective rights pursuant to the Program, this Agreement, any of the Product
Schedules, any of the Financial Products, or the agreements and transactions contemplated hereby and thereby, including a court action for appropriate remedies, including damages and injunctive relief.

(d) Except as expressly set forth herein, nothing in this Section 3.2 shall limit a Party's right to give notice of termination or otherwise pursue its right to terminate this
Agreement or any Product Schedule or pursue any other rights set forth in this Agreement or relevant Product Schedule.

(e) Notwithstanding anything to the contrary in this Agreement, with respect to any Financial Product being offered during a Program Year or planned for an upcoming Tax
Season, if a Dispute arises regarding a particular Financial Product with respect to the (i) terms and conditions of the then-current offering of such Financial Product, including such Financial
Product's features, Accountholder terms and conditions, functionality or availability compared to those of its prior offering or (ii) manner in which it is being offered or was most recently offered, then either Party may unilaterally elect to have the Dispute immediately escalated to the
Executive Officers for review and resolution.

(f) The foregoing provisions of this Section 3.2 notwithstanding, each of Bank and EFS shall have the right to take any action that it is advised by outside counsel is required by
Applicable Law, or refrain from taking any action that it reasonably determines or is advised by counsel is prohibited by Applicable Law, without first complying with the Dispute resolution procedures set forth herein.

ARTICLE 4
DECISION-MAKING AUTHORITY; REGULATORY COORDINATION;
COMPLIANCE OBLIGATIONS; BANK OVERSIGHT;
BANK COMPLIANCE PROGRAM

4.1 Decision-Making Authority.

(a) Bank Matters. Subject to Applicable Law and the provisions hereunder,
Bank shall have decision-making authority with respect to the following matters:

(i) compliance with respect to Applicable Law (other than
Company Applicable Law);

(ii) use of Bank Licensed Marks;

(iii) changes to Bank information technology and processing
systems that would not be reasonably likely to have a Program Material
Adverse Effect;

(iv) compliance with respect to bank-related regulatory
matters, including changes required by Applicable Law;

(v) Bank capital expenditures;

(vi) management and retention of Bank personnel;

(vii) establishment of Program Eligibility Policy;

(viii) Financial Product descriptions and Account
Documentation required by Applicable Law;
(collectively, the "Bank Matters").

(b) EFS Matters. Except to the extent reserved to Bank in Section 4.1(a), subject to Applicable Law and the provisions hereunder, EFS shall have decision-making authority with respect to the following matters:

(i) compliance with respect to Applicable Law;

(ii) use of Company Licensed Marks;

(iii) changes to EFS information technology and processing
systems that would not be reasonably likely to have a Program Material
Adverse Effect;

(iv) compliance with respect to tax preparation-related matters, including changes required by Applicable Law;

(v) EFS capital expenditures;

(vi) management and retention of EFS personnel;

(vii) execution of the Program Marketing Plan in Company
Locations;

(viii) marketing design and development of the Program
Marketing Plan;

(ix) distribution of Financial Products through Company
Locations; and

(x) customer service for the Financial Products and Accounts arranged by EFS consistent with the Product Schedules.
(collectively, the "EFS Matters").

4.2 Regulatory Coordination. The Parties shall cooperate in (i) analyzing and reacting to pending material Applicable Law changes and discussing regulatory developments affecting the Program, including any of the Financial Products or Accounts established thereunder, and (ii) subject to Applicable Law regarding the confidentiality of Bank supervisory matters, responding to Regulatory Authorities regarding regulatory-related requests to the
Parties.

4.3 Compliance Obligations.

(a) Bank shall have final decision making authority with respect to any issues involving compliance of the Program or any aspect thereof with Applicable Law, Bank Rules and Payment Network Rules, including issues arising in connection with disclosure and compliance requirements for Financial Products and Accounts. Subject to the requirements of
Section 4.2 (Regulatory Coordination), if Bank, as determined by Bank in its reasonable discretion, determines that certain changes to the Program are necessary solely to comply with
Applicable Law and Payment Network Rules, the Parties shall work together in good faith with respect to any such changes prior to their implementation.

(b) Except to the extent that any such matters relate to compliance of the
Program with Applicable Law as set forth in Section 4.3(a), EFS shall be solely responsible for decisions regarding compliance with Applicable Law related to EFS and Company operations, including (i) tax preparation and tax-related products and services (other than the Financial
Products), and (ii) disclosure, licensing and compliance requirements of EFS and Company related to EFS and Company operations ("Company Applicable Law").

(c) Each Party shall cooperate in a commercially reasonable manner with the other Party in support of and compliance with any Program policies implemented by such Party that are required by Applicable Law.

(d) Each Party shall offer Financial Products and maintain the Accounts in compliance with Applicable Law. In addition to the compliance obligations set forth in this
Agreement, any of the Product Schedules or the Program Data Site, EFS shall advise Bank with respect to any Applicable Law with which EFS reasonably believes Bank must comply in connection with the Program, and Bank shall advise EFS with respect to any Applicable Law with which Bank reasonably believes EFS must comply in connection with the Program.

4.4 Bank Oversight. The Parties acknowledge and agree that Bank has the right and the duty to supervise, monitor and review the provision of the Financial Products,
Accounts and related services offered under the Program, including at Company Locations.
Subject to at least three (3) days' advance notice to EFS and Company Locations (other than with respect to Bank's rights to use "mystery shoppers" pursuant to Section 8.1(a) (Bank Audit Rights and Obligations), for which advance notice shall not be required), Bank and its designated thirdparty representatives shall have access rights to Company Locations in order to supervise, monitor, review and audit the activities at such Company Locations to ensure that such activities comply with the Operating Procedures, and Applicable Law. EFS shall, as soon as reasonably practicable, take all actions reasonably necessary to remedy any non-compliance identified pursuant to Bank's supervisory rights under this Section 4.4, including causing such remedial actions to be taken at the applicable Company Locations.

4.5 Bank Compliance Program.

(a) Bank shall design, establish and maintain a detailed compliance program consistent with this Agreement, to ensure adequate monitoring, supervision and control over EFS and the Program activities that EFS performs for Bank and the Financial Products offered and
Accounts maintained by Bank. The compliance program shall include, at a minimum, the following features:

(i) The compliance program shall be reviewed by Bank's board of directors and senior management not less frequently than annually.

(ii) Bank shall designate a compliance officer responsible for the development, implementation and management of Bank's compliance program. The compliance officer shall have responsibility for the oversight of EFS's performance of customer servicing activities related to the
Program, the Financial Products and Accounts offered by Bank.

(iii) Not less frequently than annually, Bank shall conduct a compliance risk assessment for the Program. Bank and EFS shall cooperate to develop a true and comprehensive depiction of actual risks in the Program.

(iv) Not less frequently than annually, the Bank compliance
officer shall review the compliance program to determine if EFS is operating in accordance with Bank's established policies and procedures regarding the activities relating to the Program, the Financial Products and
Accounts offered by Bank.

(v) Bank shall conduct an annual internal or external audit
review of the compliance program, which shall include a review and update of the training program and training materials.

(vi) Bank shall require the compliance officer to provide
annual written compliance and audit reports to Bank's board of directors.
Such reports shall include evidence of appropriate remedial actions taken
(or to be taken) to address any identified deficiencies in the compliance program.

(vii) Bank shall develop and maintain a system for tracking
and recording consumer complaints regarding the Program in a timely manner. The compliance officer shall provide an annual written report of consumer complaints regarding the Program, and the resolution of such complaints, to Bank's board of directors.

(viii) Bank shall maintain a review process for all Account
Documentation, Marketing Materials and Servicing Materials used in the
Program.

(ix) Bank shall comply with any other requirements or
conditions that a Regulatory Authority deems appropriate for Bank with regard to the Program.

(x) EFS may, with the consent of Bank (such consent not to be unreasonably withheld), implement compliance standards and practices for the Program that supplement, but do not conflict, with those prescribed by
Bank.

(xi) EFS may, with the consent of Bank (such consent not to
be unreasonably withheld), implement compliance standards and practices for the Program that implement legal stipulations, settlements and contractual agreements with third parties.

ARTICLE 5
EXCLUSIVITY; NEW PRODUCTS;
CHANGES TO EXISTING PRODUCTS AND PROGRAM

5.1 Bank's Right to Offer Financial Products to Others. Except as set forth in
Section 6.2(b) (Cross Marketing) and Article 12 (Privacy and Data Security), nothing in this
Agreement is intended or shall be construed to prohibit or limit Bank's right to offer financial products and services that are similar to the Financial Products, with or through any Person.

5.2 EFS to Offer Only Financial Products of Bank.

(a) At Company Locations, EFS and its Affiliates will offer and distribute only
Bank's Financial Products, and will not offer or distribute financial products issued or originated by other insured depository institutions that are substantially similar to the Financial Products, except:

(i) as otherwise provided in this Agreement;

(ii) for financial products issued or originated after the

termination of this Agreement or, with respect to a particular financial product, after the termination of the Product Schedule for the substantially similar Bank Financial Product;

(iii) EFS and its Affiliates shall have the right to offer a
"second look" program with a different set of eligibility criteria for selected
Financial Products for which Bank has declined to offer based on those eligibility criteria; and

(iv) any entity that becomes an Affiliate of Company after the date of this Agreement may continue to offer financial products of another insured depository institution that are substantially similar to the Financial
Products, if such Affiliate was offering such financial products prior to such Affiliate being acquired by, or otherwise becoming an Affiliate of,
Company.

(b) Nothing in this Agreement is intended or shall be construed to prohibit or limit the rights of EFS and its Affiliates to offer or distribute any other financial product or service that is not substantially similar, in all respects, to a Financial Product.

5.3 EFS Right to Suspend Offering of Financial Product. Notwithstanding
any other provision of this Agreement, EFS and its Affiliates shall have the right, in their sole discretion, to suspend the offering of one or more Financial Products (a "Suspended Product") in one or more states (or other jurisdictions) without terminating the relevant Product Schedules or triggering a termination right under this Agreement; provided, however, that following any such suspension if EFS elects to resume offering any such Suspended Product during the Term, EFS shall offer such Suspended Product only through Bank.

5.4 Enhancements to Financial Products. Bank and EFS may agree upon enhancements or other changes to the Financial Products offered under the Program. The Parties shall periodically meet to discuss new features or functionalities to existing Financial Products under the Program. After approval by both Parties, the offering of such new features or functionalities to existing Financial Products shall be implemented by a written amendment of the relevant Product Schedule(s).

5.5 Changes to Program During Tax Season. Notwithstanding any other provision of this Agreement or any Product Schedule:

(a) Unless otherwise permitted under this Agreement, any changes proposed for the Program shall require the prior consent of Bank and EFS. Bank shall use commercially reasonable efforts in good faith to delay any changes to Financial Products until the conclusion of the Tax Season. Bank may not require that EFS make changes to or cease offering any
Financial Product during a Tax Season, unless Bank has received a specific written directive from its primary federal regulator that changes to, or cessation of the offering of, a Financial
Product are required, provided, however, that before requiring EFS to cease offering a Financial
Product during the Tax Season, Bank shall make reasonable efforts to work with EFS to make changes to the Financial Product or the distribution of such product to address regulatory concerns.

(b) If there are any potential material changes to the Program of which Bank is aware or contemplates implementing, Bank shall promptly notify EFS of such potential material changes.

5.6 New Products.

(a) EFS and Bank may agree to offer a new financial product or service by developing, negotiating and executing a plan to offer the new product (a "New Product Offering
Plan") and a new product schedule (when so finalized, a "New Product"). Upon execution of the new product schedule and the New Product Offering Plan, the New Product will become a
Financial Product and the product schedule will become a Product Schedule, covered by the
Program and subject to the terms of this Agreement.

(b) Nothing in this Agreement is intended or shall be construed to require

(i) Bank to offer or distribute any proposed new product developed by EFS; (ii) Bank to offer or distribute through EFS and its Affiliates any proposed new product that Bank develops; (iii) EFS to give Bank a first look or right of first refusal on any proposed new product developed by EFS;
or (iv) Bank to give EFS a first look or right of first refusal to distribute or service any proposed new product developed by Bank.

5.7 Staffing Plan. Bank shall develop and implement a Staffing Plan designed to ensure adequate support of the Program, including the compliance obligations associated therewith, which is acceptable to Bank's regulators. Bank shall make each of Bank's employees or independent contractors assigned to assist on matters relating to or in connection with the Program or this Agreement aware of the confidentiality provisions of Section 11.2
(Limits on Use and Disclosure) (unless such contractors are subject to independent duties of confidentiality).

ARTICLE 6
ACCOUNT DOCUMENTATION; MARKETING; CROSS MARKETING

6.1 Account Documentation, Marketing Materials and Servicing Materials.

(a) EFS shall be responsible for implementing the Program Marketing Plan consistent with Company's tax services marketing plan and the terms of this Agreement and will review the Program Marketing Plan, Marketing Materials and Marketing Template with Bank.

(b) EFS shall be responsible for developing, modifying, and implementing the
Account Documentation, Marketing Materials, and Servicing Materials, subject to final approval by Bank, including approval with respect to any content (i) required by Applicable Law, or

(ii) containing Bank Licensed Marks, unless use is in a format preapproved by Bank. Material changes to Account Documentation, Marketing Materials, and Servicing Materials by EFS shall require the prior approval of Bank, as soon as practicable and in no event later than five (5)
Business Days after notice, and shall be paid for in their entirety by EFS. EFS shall administer
Accounts in compliance with Account Documentation, Applicable Law, Bank Rules and
Payment Network Rules, and clearly disclose in any cardholder agreement all fees to be paid by
Accountholders and/or Applicants. All dormant Accounts will be processed in accordance with

Applicable Law, including relevant escheat and abandonment statutes.

(c) Bank shall have final decision-making authority with respect to Account
Documentation, Marketing Materials, Marketing Templates and Servicing Materials and shall have the right to require changes to those materials as required by Applicable Law or relating to any changes in Bank Licensed Marks. Bank has the right to set, and make changes to, the terms of the Financial Products, including interest rates and fees for the Financial Products. Any material changes to Account Documentation, Marketing Materials, Marketing Templates and
Servicing Materials by Bank that (i) are not required by Applicable Law or (ii) do not relate to any changes in Bank Licensed Marks shall: (x) require the prior approval of EFS as soon as practicable and in no event later than five (5) Business Days after notice, such approval not to be unreasonably withheld and (y) be implemented by EFS within thirty (30) days of EFS approval.
Notwithstanding Section 6.1(b), any material changes to Account Documentation, Marketing
Materials, Marketing Templates and Servicing Materials made by Bank without the concurrence of EFS that (i) are not required by Applicable Law or (ii) which relate to changes in Bank
Licensed Marks, shall be paid for in their entirety by Bank. Solely for purposes of the preceding sentence, "required by Applicable Law" means as reasonably determined by Bank upon advice of outside counsel.

6.2 Cross Marketing.

(a) Without obligating either Party, EFS and Bank agree to explore ways to cross-market their respective products to the other Party's customers on terms satisfactory to each of the Parties, in their sole discretion, and appropriately documented. Any such marketing shall in all cases be subject to Applicable Law, including Sections 6713 and 7216 of the Internal
Revenue Code of 1986 (the "Code") and GLBA, and also subject to the ownership and rights to customer data provisions of this Agreement under Section 12.3 (Collection, Ownership and Use of Program Customer Data).

(b) Except as expressly authorized in this Agreement or otherwise agreed in writing by EFS:

(i) Bank shall not use Applicant Data, Prospect Data,
Company Customer Data and/or Accountholder Data to do any of the
following: (A) solicit Applicants, Prospective Customers or Program
Customers for product or service offerings (including offerings by third parties); provided, however, that use of the same by Bank for fraud and
BSA monitoring purposes is permitted hereunder; and provided, further, that to the extent permitted by Law, EFS is committed to work with Bank on analytics and modeling; or (B) use or disclose the names of Applicants,
Prospective Customers or Program Customers, or any other information relating to the Accounts or to the Applicants, Prospective Customers or
Program Customers; and

(ii) Bank shall not insert any Bank or any third-party's
offerings in statements provided to Program Customers or target Company
Customers for Bank products and services (other than the Financial
Products) or offerings by third parties. For the avoidance of doubt, any
Applicant Data, Prospect Data, Company Customer Data and/or

Accountholder Data that Bank obtains in connection with the Program may only be used for purposes of fulfilling its obligations and exercising its rights under this Agreement and the Program.

(c) EFS may use Program Customer Data, and other information relating to
Program Customers, to the fullest extent permitted by Applicable Law and the Privacy Notice.

(d) Notwithstanding the restrictions set forth in Section 6.2(b):

(i) Bank may make solicitations for goods and services to the public in its own name, and may use prospect lists it develops independently of the Program or that are provided by third parties, which may include the names of one (1) or more Program Customers; provided that Bank does not (A) target such solicitations to Program Customers or
Company Customers, (B) other than as expressly authorized by this
Agreement, use or permit a third-party to use any list of or information regarding Program Customers obtained by Bank pursuant to its activities related to the Program, or (C) refer to or otherwise use the name of
Company or EFS in connection with such solicitation; and

(ii) Bank shall not be obligated to redact the names of Program
Customers from general marketing lists it develops independently of the
Program or acquires from third parties (e.g., subscription lists) that it uses for solicitations.

(iii) Bank shall be permitted to engage in business with any
Person who contacts it independently of activities involving the Financial
Products.

6.3 Customers of Bank. For all purposes hereof, Accountholders are, and for all intents and purposes shall be deemed to be, customers of Bank, having a direct relationship with Bank. Bank shall be free to contact Accountholders and potential Accountholders regarding matters specifically related to their existing Accounts, without notice to EFS, and at all times in compliance with this Agreement, including Section 6.2(b) (Cross Marketing), Section 6.4 (Cross
Marketing of IRA Accounts), Section 6.5 (Cross Marketing of Mortgage Products) and in Article
12 (Privacy and Data Security).

6.4 Cross Marketing of IRAs.

(a) The Company and Bank agree to negotiate in good faith the terms upon which the Parties desire for Bank to offer, promote and market IRA Accounts to Prospective
Customers through Company Locations. The Company will not offer any individual retirement accounts of other parties at Company Locations during the first 5 years of the Term of this
Agreement. The offering of IRA Accounts to Prospective Customers by Bank shall not be subject to the restrictions set forth in Section 6.2(b).

(b) In addition to the terms set forth herein, any IRA Account Product
Schedule shall set forth the respective duties and obligations of Bank, EFS and Company with respect to such IRA Accounts, including, as applicable, features, marketing channels,

functionality, competitiveness, pricing, economics, fees, and product specific regulatory compliance and indemnification. The Parties agree that the IRA Account Product Schedule shall, among other things, specify that:

(i) Bank will pay a fee of no more than ten dollars ($10.00) to the Company for each IRA Account opened and funded at Bank by a
Prospective Customer (the intent of which is to drive volume, and thus a reasonable portion of such fee will be used by Company to pay field employees);

(ii) the Company will be responsible for, and pay for all costs related to incorporating the IRA Account offering into (A) the DIY offerings, (B) the in-office tax preparation software and customer interview, (C) the cost of training tax professionals with respect to offering
Bank’s IRA Accounts, and (D) the costs to Company associated with account opening and funding process (including knowing your customer procedures).

(iii) the Company acting in good faith will control time, place and manner of presentation of the IRA Accounts in conformance with the terms of this Section 6.4;

(iv) the Company will facilitate Bank required training of tax professionals on cross-marketing the IRA Account product;

(v) Bank will provide competitive rates and terms on the IRA
Account;

(vi) Bank will cap its fees and charges for the IRA Account in an amount to be reasonably determined from time to time by agreement of the Parties;

(vii) Bank and Company shall negotiate in good faith on an
IRA marketing plan including social media, placement of retargeting tracking pixels, tracking links, web articles and blogging, an outbound email campaign and banner advertisements on the Company’s website;
provided, however, any advertising BofI desires to place on third party websites will be at BofI's expense;

(viii) Company shall allow placement of Bank's promotional
material in Company stores and make such materials available to
Franchisee offices; and

(ix) Except for damages arising as a result of the grossly
negligent, willful or fraudulent acts of the Company, Bank will fully indemnify the Company with respect to third party claims, including reasonable court costs and legal fees, incurred by the Company with respect to IRA Accounts.
The Parties acknowledge that this Section 6.4 does not contain all the terms that will need to be negotiated and remains subject to Section 5.6. However, as stated above, the Parties agree to negotiate in good faith.

(c) The Parties will cooperate to obtain all required regulatory approvals or non-objections to any new IRA Product Schedule agreed upon consistent with the approval conditions associated with the Purchase Agreement.

(d) Nothing in this Section 6.4 is intended or shall be construed to restrict, prohibit or curtail Company (i) from acquiring or being acquired by, any Person that offers, promotes or cross markets IRA Accounts or to limit the ongoing operations or growth of such entity; or (ii) from making general referrals or offering advice in connection with financial planning or similar advisory services.

(e) The Company shall allow placement of Bank's promotional material for
IRA Products in Company Locations and make such materials available to Franchisee Locations for the Tax Season starting November 1, 2015. The Parties shall cooperate to allow Bank to offer the IRA Accounts, as contemplated by Section 6.4(b), during the Tax Season starting
November 1, 2016. The Company will include Bank IRA Account messaging for reasonable periodic rotation in the Company's Facebook, Twitter and other social media channels, a link to
Bank's IRA Accounts on the Company's customer facing webpages and the Company's employee facing intranet site.

(f) For purposes of this Section 6.4, Company Locations only includes
Franchisee Locations if the Franchisee has agreed to the offering of IRA Products in such
Franchisee Location.

6.5 Cross Marketing of Mortgage Products.

(a) During the Term of this Agreement, to the extent permitted by Law and in a manner reasonably determined by Company after good faith negotiations by Company and
BofI, the Company will permit cross-marketing of Bank's Mortgage Products by:

(i) including Bank mortgage loan messaging for reasonable
periodic rotation in the Company's Facebook, Twitter and other social media channels;

(ii) placing a link to Bank's mortgage lending page and rotating banner advertisements on the Company's customer facing webpages and the
Company's employee facing intranet site;

(iii) conducting trial outbound email campaigns;

(iv) placing Bank's promotional material in Company stores and making such materials available to franchisee offices;

(v) permitting Bank to attend Company's franchisee annual
convention and host an exhibition booth;

(vi) allowing Bank to provide to Company web articles on

mortgage products for educational purposes and tax concepts;

(vii) in no event shall Bank, with respect to this Section 6.5(a), be obligated to provide any consideration (including any closed loan fee, lead fee, or marketing fee) to Company, any Franchise, or any employee or agent of either in connection with any lead or mortgage transaction sourced through the marketing activities contemplated by this Section 6.5(a). The Company acknowledges that marketing of Mortgage Products pursuant to this Section

6.5

(a) is occurring solely as an accommodation and value add to Company
Customers; and
(viii) Bank and Company agree to facilitate periodic executive and operational mortgage marketing program reviews to develop and refine the activities listed in Section 6.5(a)(i)-(vii).

(b) Subject to Section 5.6, the Parties will explore additional means for the
Bank to cross-market its Mortgage Products to Company Customers. The Parties will cooperate to obtain all required regulatory approvals or non-objections to any new Mortgage Products
Product Schedule agreed upon consistent with the approval conditions associated with the
Purchase Agreement.

(c) Except for damages arising as a result of the grossly negligent, willful or fraudulent act of the Company, Bank will fully indemnify the Company and EFS for crossmarketing
Bank's Mortgage Products.

ARTICLE 7
OUTSOURCING RESTRICTIONS; SERVICE PROVIDERS

7.1 Outsourcing Restrictions.
Neither Party shall, without the written consent of the other Party, outsource any servicing functions relating to the Accounts that would result in Program Customer Data being transmitted outside of the United States; provided, however, EFS shall be permitted to utilize the servicing functions of the service providers located outside the United States as set forth in
Schedule 7.1 (List of Internationally Outsourced Service Providers).

7.2 Service Providers.

(a) The material third-party service providers for each of Bank and EFS
("Material Bank Service Providers" and "Material EFS Service Providers," respectively) are set forth in Schedule 7.2(a) (Material Third-Party Service Providers). Modification of the
engagement by Bank of Material Bank Service Providers or EFS of Material EFS Service
Providers, as applicable, for the Program shall be subject to the other Party's prior notice and consultation rights; provided, however, neither Party shall change or add a Material Bank
Service Provider or Material EFS Service Provider, as applicable, without prior written notice to and consultation with the other Party.

(b) The use by a Party of Bank Service Providers or EFS Service Providers, as

applicable, to perform services related to this Program shall not relieve such Party of any of its obligations under this Agreement, and for the avoidance of doubt, such Bank Service Providers or EFS Service Providers, as applicable, shall be held to the same standards of care as would be applicable to such Party if it were to perform the service itself. The Party engaging any Bank
Service Providers or EFS Service Providers, as applicable, will be responsible for all payments to such Bank Service Providers or EFS Service Providers, as applicable, and shall be responsible for (i) ensuring the performance or non-performance of such Bank Service Providers or EFS
Service Providers, as applicable, as if such performance or nonperformance were that of such
Party and (ii) requiring such Bank Service Providers or EFS Service Providers, as applicable, to obtain all necessary permits, licenses, authorizations and approvals of Regulatory Authorities.
For the avoidance of doubt, any breach of the provisions of this Agreement by a service provider to a Party shall constitute a breach by such Party as if it had performed the outsourced services itself, and be subject to all provisions of this Agreement applicable to such breach, including the notice and cure provisions set forth in Sections 13.1 (EFS Event of Default), 13.2 (Bank Event of
Default) and 14.2(a) (Mutual Termination Rights).

(c) Neither Party shall make material changes to the services provided under agreements with Material Bank Service Providers or Material EFS Service Providers in
connection with the Program without prior written notice to and consultation with the other Party other than pricing changes for which Bank or EFS, as applicable, is responsible.

(d) Except as otherwise agreed in writing among Bank, EFS and any thirdparty service provider, each Party shall continue to manage all third-party relationships managed by such Party as of the Effective Date and deemed necessary and appropriate for such Party to perform its obligations pursuant to this Agreement and the Product Schedules. EFS shall continue to be entitled to all incentives and benefits arising from servicing contracts with third parties, including its existing incentive agreement with MasterCard.

ARTICLE 8
AUDIT RIGHTS; REPORTING

8.1 Bank Audit Rights and Obligations.

(a) In addition to the other rights set forth in this Agreement, subject to the confidentiality provisions set forth in Article 11 (Confidentiality), applicable privacy laws and other Applicable Law, the EFS Audit Parties and service providers for which EFS and Bank have agreed to enter into tri-party agreements shall, during normal business hours, in a manner designed to be least disruptive and no more than once per Program Year unless more frequent audits are required by any Regulatory Authority or are necessary to confirm that prior audit exceptions have been rectified: (i) permit Bank, its officers, employees, accountants, lawyers and consultants in such a manner as to minimize unreasonable interference with the EFS Audit
Parties' normal business operations, to, by any means reasonably acceptable to Bank, examine and audit operations and audit, inspect, copy and make copies of all of the data, records, files and books of account (including non-financial information) under the control of the EFS Audit
Parties if such operations, data, records, files and books of account relate to any obligation of
EFS under this Agreement or any of the Product Schedules, including any calculation required to be made pursuant to the terms of this Agreement or the Product Schedules, as applicable, and as required by Applicable Law or Payment Network Rules; and (ii) use commercially reasonable efforts to facilitate Bank's exercise of such right granted in subparagraph (i) of this Section 8.1(a)

(including a good faith effort to obtain any consents that may be necessary or desirable to avoid a breach of any contractual obligations). In furtherance of and without limiting the foregoing,
(x) the EFS Audit Parties shall permit Bank to use "mystery shoppers" at Company Locations to audit the offering of the Financial Products under the Program; (y) the EFS Audit Parties shall permit Bank to examine and audit operations and audit, inspect, copy and make copies of all of the data, records, files and books of account (including non-financial information) at Company
Locations if such operations, data records, files and books of account relate to any obligation of
EFS under this Agreement or any of the Product Schedules.

(b) To the extent an audit conducted pursuant to Section 8.1(a) reveals any error, deficiency or other failure to perform on the part of EFS, EFS will (i) as soon as reasonably possible following the date on which it becomes aware of such error, deficiency or other failure to perform and, in any event, no later than fifteen (15) Business Days following such date (unless a shorter timeframe is reasonably deemed necessary by Bank because of the critical nature of the error, deficiency or other failure or is required by a Regulatory Authority), deliver to Bank a written corrective plan (an "EFS Corrective Plan") that, if followed, is designed to correct the error, deficiency or other failure to perform, (ii) following the approval of the EFS
Corrective Plan by Bank, promptly execute the EFS Corrective Plan and (iii) permit Bank to conduct additional follow-up audits as Bank may deem reasonably necessary for Bank to audit
EFS's compliance with this provision, including the correction of EFS's error, deficiency or other failure to perform. The EFS Audit Parties shall use commercially reasonable efforts to deliver any document or instrument necessary for Bank to obtain such information from any Person maintaining records for the EFS Audit Parties. The reasonable cost and expense of any such follow-up audits shall be expenses of EFS.

(c) Except as otherwise required for Bank to be in full compliance with
Applicable Law, notwithstanding anything to the contrary contained herein, EFS shall not be required to provide Bank or any other Person with access to information or records to the extent that such access (i) is prohibited by Applicable Law or Payment Network Rules; provided, however, that to the extent that access to information or records is so prohibited, EFS (A) shall notify Bank in writing regarding the Applicable Law or Payment Network Rules which prohibit such access and (B) shall deliver to Bank copies of all requested information or records, redacted as may be necessary to comply with the cited Applicable Law or Payment Network Rules or
(ii) would reasonably be expected to cause EFS to be a consumer credit reporting agency as set forth in the Fair Credit Reporting Act.

(d) EFS shall use commercially reasonable efforts to facilitate the maximum level of access by Bank, its officers, employees, accountants, lawyers and consultants in light of constraints under Applicable Law and Payment Network Rules. No action taken by (or on behalf
of) Bank pursuant to this Section 8.1 shall diminish or obviate any of the representations, warranties, covenants or agreements of EFS contained herein.

(e) The reasonable out of pocket costs and expenses of annual examinations or audits conducted by (or on behalf of) Bank pursuant to Section 8.1(a) shall be the expenses of
Bank (other than costs incurred by EFS in responding to the needs of Bank or such other Person performing the audit on behalf of Bank).

(f) It is expressly understood that Bank's exercise of its audit rights hereunder, or the granting thereof herein, shall be for Bank's independent purposes, and shall not constitute an assumption of risk on the part of Bank or release EFS from any liability hereunder or under
Applicable Law.

8.2 EFS Audit Rights and Obligations.

(a) In addition to the other rights set forth in this Agreement, subject to the confidentiality provisions set forth in Article 11 (Confidentiality), applicable privacy laws and other Applicable Law, Bank shall, during normal business hours, in a manner designed to be least disruptive, and no more than once per Program Year unless more frequent audits are required by any Regulatory Authority or are necessary to confirm that prior audit exceptions have been rectified: (i) permit EFS, its officers, employees, accountants, lawyers and consultants in such a manner as to minimize unreasonable interference with Bank's normal business operations, to, by any means reasonably acceptable to EFS, examine and audit operations and audit, inspect, copy and make copies of all of the data, records, files and books of account
(including non-financial information) under the control of Bank if such operations, data, records, files and books of account relate to any obligation of Bank under this Agreement or any of the
Product Schedules, including any calculation required to be made pursuant to the terms of this
Agreement or the Product Schedules, as applicable, and as required by Applicable Law or
Payment Network Rules; and (ii) use commercially reasonable efforts to facilitate EFS's exercise of such right granted in subparagraph (i) of this Section 8.2(a) (including a good faith effort to obtain any consents that may be necessary or desirable to avoid a breach of any contractual obligations). In furtherance of and without limiting the foregoing, Bank shall permit EFS to examine and audit operations and audit, inspect, copy and make copies of all of the data, records, files and books of account (including non-financial information) at Bank if such operations, data records, files and books of account relate to any obligation of Bank under this Agreement or any of the Product Schedules. The Parties acknowledge and agree that that EFS's audit rights do not extend to Bank's regulatory reports of examination, regulatory communications or other documents or materials that Bank is prohibited by Applicable Law from sharing with EFS.

(b) To the extent an audit conducted pursuant to Section 8.2(a) reveals any error, deficiency or other failure to perform on the part of Bank, Bank will (i) as soon as reasonably possible following the date on which it becomes aware of such error, deficiency or other failure to perform and, in any event, no later than fifteen (15) Business Days following such date (unless a shorter timeframe is reasonably deemed necessary by EFS because of the critical nature of the error, deficiency or other failure or is required by a Regulatory Authority), deliver to EFS a written corrective plan that, if followed, is designed to correct the error, deficiency or other failure to perform (a "Bank Corrective Plan"), (ii) following the approval of the Bank Corrective Plan by EFS, promptly execute the Bank Corrective Plan and (iii) permit
EFS to conduct additional follow-up audits as EFS may deem reasonably necessary for EFS to audit its compliance with this provision, including the correction of its error, deficiency or other failure to perform. Bank shall use commercially reasonable efforts to deliver any document or instrument necessary for EFS to obtain such information from any Person maintaining records for Bank.

(c) Except as otherwise required for Bank to be in full compliance with
Applicable Law, notwithstanding anything to the contrary contained herein, Bank shall not be required to provide EFS or any other Person with access to information or records to the extent that such access (i) is prohibited by Applicable Law or Payment Network Rules; provided, however, that to the extent that access to information or records is so prohibited, Bank (A) shall notify EFS in writing regarding the Applicable Law or Payment Network Rules which prohibit such access and (B) shall deliver to EFS copies of all requested information or records, redacted as may be necessary to comply with the cited Applicable Law or Payment Network Rules; or
(ii) would reasonably be expected to cause Bank to be a consumer credit reporting agency as set forth in the Fair Credit Reporting Act.

(d) The EFS Audit Parties shall conduct audits in accordance with, and on the schedule required by, the EFS Audit Plan. The EFS Audit Parties shall provide to Bank the portions of such audits relating to the Program and the Financial Products (the "Relevant Audit
Portions"). The reasonable cost and expense of the EFS Audit Parties providing the Relevant
Audit Portions to Bank shall be at EFS's expense. The EFS Audit Parties shall deliver to Bank

(i) any Relevant Audit Portion relating to the offering of Emerald Advance no later than
December 31 of each Program Year relating to pre-season Emerald Advance audit activity and

(ii) any Relevant Audit Portion relating to the offering of the Financial Products, including
Emerald Advance, through February 15 of the Tax Season no later than March 31 of each
Program Year, and (iii) any Relevant Audit Portion relating to the offering of the Financial
Products after February 15 no later than June 30 of each Program Year; provided, however, that if any audit conducted by the EFS Audit Parties pursuant to the first sentence of this
Section 8.2(c) reveals any adverse material findings, the EFS Audit Parties must provide to Bank interim reports relating to such adverse material findings within five (5) Business Days of EFS's receipt of such audit.

(e) Bank shall use commercially reasonable efforts to facilitate the maximum level of access by EFS, its officers, employees, accountants, lawyers and consultants in light of constraints under Applicable Law and Payment Network Rules. No action taken by (or on behalf
of) EFS pursuant to this Section 8.2 shall diminish or obviate any of the representations, warranties, covenants or agreements of Bank contained herein.

(f) The reasonable cost and expense of annual examinations or audits conducted by (or on behalf of) EFS pursuant to Section 8.2 or the EFS Audit Plan shall be expenses of EFS.

(g) It is expressly understood that EFS's exercise of its audit rights hereunder, or the granting thereof herein, shall be for EFS's independent purposes, and shall not constitute an assumption of risk on the part of EFS or release Bank from any liability hereunder or under
Applicable Law.

8.3 Audits by Regulatory Authorities. In addition to access as provided in
Sections 8.1 (Bank Audit Rights and Obligations) and 8.2 (EFS Audit Rights and Obligations),
each Party, at its own expense, will permit, in accordance with Applicable Law, any Regulatory
Authority to visit its facilities related to the Program. Each Party will also permit, in accordance with Applicable Law, any Regulatory Authority to review and obtain copies of the books and records in its possession or under its control relating to the Program. The access granted under this Section 8.3 shall occur during normal business hours with reasonable advance notice unless otherwise required by any such Regulatory Authority and Applicable Law.

8.4 Reporting.

(a) To the extent permitted by Applicable Law, each Party shall have the right to require the other Party upon ten (10) days' prior written notice or such shorter timeframe as may be required at the request of a Regulatory Authority, to provide reasonably necessary internal and external reports (including all data, electronic or otherwise, forming the basis for such reports) requested in good faith with respect to each of the Financial Products under the respective Product Schedules in a timely manner to it from time to time, including reporting sufficient for each Party to satisfy its reporting compliance obligation under Applicable Law
(such as reconciliation reports, fraud reports and complaint reports). The Parties shall provide the reports as set forth in the Program Data Site and as otherwise agreed in writing by the Parties.

(b) EFS shall cause Bank to have direct access to management reports available to EFS from Material EFS Service Providers for the Financial Products. Each of EFS
and Bank shall provide to the other Party such additional management reports, including reporting related to fraud losses, suspicious activity and consumer complaints relating to the
Program. Upon a Party's reasonable request, the other Party shall also provide any customized reports related to the Program from time to time, to the extent reasonably practicable.

(c) In the event that a Party requests additional reports or information that will require the other Party to incur reasonable additional out-of-pocket costs, the Party preparing the report shall be required to provide such requested reports or information. The requesting Party shall pay the other Party for such additional out-of-pocket costs unless the requesting Party has made such request based on a good faith determination that such additional report or information is required for purposes of satisfying its regulatory obligations.

(d) Each Party will cooperate with the other Party in a commercially reasonable manner to build any necessary system interfaces with respect to each of the Financial
Products under the respective Product Schedules, including Program and Financial Product transaction and Account level data.

8.5 SEC Reporting and Public Announcements. The Parties will work in good faith to coordinate public disclosures that reference the Financial Products, the Program or the other Party. The Parties shall mutually agree on the content and timing of press releases and
Form 8-Ks announcing the execution of this Agreement.
To the extent permitted by Applicable Law, each Party (the "Notifying Party") shall provide the other Party (the "Notified Party") with advance notice and copies of all relevant portions of the Notifying Party's anticipated regulatory filings and other public disclosures required by U.S. securities laws that reference the Financial Products or the Program, or that mention the Notified Party's name, prior to the public disclosure or filing thereof. The Notified
Party shall have the opportunity to review with its counsel and provide comments to the
Notifying Party on such disclosures and filings prior to their public disclosure or filings with the regulators. The Notifying Party shall in good faith discuss and consider the Notified Party's comments and consider incorporating such comments into its regulatory filings and other public disclosures required by U.S. securities laws prior to their filing or public disclosure; provided that, notwithstanding anything in this Agreement to the contrary, a Notifying Party shall at all times control and be responsible for the content and timing of its securities law filings and public disclosures and be permitted to make any disclosures that it reasonably believes are required under Applicable Law.
To the extent permitted by Applicable Law and to the extent not already covered by the above paragraph, each Party should provide the other Party with advance notice and copies of all relevant portions of any press releases, announcements, similar materials and the planned text of other statements of a public nature that reference the Financial Products or the Program, or that mention the Notified Party's name, prior to the public disclosure or filing thereof. The Notified
Party shall have the opportunity to review and provide comments to the Notifying Party on such materials prior to their public disclosure or filing. The Notifying Party shall in good faith discuss and consider the Notified Party's comments and consider incorporating such comments into its communications prior to their public disclosure or filing; provided that, notwithstanding anything in this Agreement to the contrary, a Notifying Party shall at all times control and be responsible for the content and timing of its communications and be permitted to make any such communications.
Nothing contained in this section 8.5 shall prevent either Party from (i) publicly discussing general plans, forecasts or other materials that do not reference Financial Products, the Program or the other Party or (ii) issuing press releases, announcements, similar materials or communications or making other statements consistent with content previously shared with the other Party pursuant to this Section 8.5 or otherwise in public domain (other than as a result of a violation of this Section 8.5 by the Party desiring to make the disclosure).

8.6 OCC 2013-29. The Parties acknowledge that the relationships contemplated hereunder fall within the purview of Risk Management Guidance OCC 2013-29, issued by the OCC on October 30, 2013 (the "Third Party Guidance"). EFS has provided and shall continue to promptly provide to Bank such information regarding itself, its Affiliates, and the EFS Service Providers as Bank may from time to time reasonably request, in order to ensure compliance with Bank's obligations as set forth in the Third Party Guidance.

8.7 OCC Oversight. EFS acknowledges that (i) the performance of activities by external parties for Bank is subject to OCC examination oversight, including access to all work papers, drafts, and other materials; (ii) the OCC treats, as subject to 12 USC 1867(c) and 12
USC 1464(d)(7), situations in which a bank arranges, by contract or otherwise, for the performance of any applicable functions of its operations; and (iii) the OCC has the authority to examine and to regulate the functions or operations performed or provided by third parties.

ARTICLE 9
INTELLECTUAL PROPERTY; LICENSE TO USE MARKS; OWNERSHIP RIGHTS

9.1 Licensing Agreements. On the date hereof, (a) Bank is entering into the
Bank Licensing Agreement with certain subsidiaries of Block, Inc. and (b) HRB Innovations is entering into the Block Licensing Agreement with Bank.

9.2 Ownership and Licenses of Intellectual Property.

(a) Ownership of Intellectual Property. Each Party and HRB Innovations, Inc.
shall continue to own all of their respective Intellectual Property that existed as of the Effective
Date. Each Party and HRB Innovations, Inc. also shall own all right, title and interest in the
Intellectual Property each of them develops independently of the other Party or HRB
Innovations, Inc., as applicable, during the Term. To the extent a Party (the "Acquiring IP
Party") acquires any rights in or to such Intellectual Property of the other Party or HRB
Innovations, Inc. (the "IP Owner"), the Acquiring IP Party hereby assigns all such right, title and interest in and to such Intellectual Property back to the IP Owner. Acquiring IP Party shall execute any documents in connection with such assignment that IP Owner may reasonably request.

(b) Joint Intellectual Property. All Intellectual Property jointly developed by the Parties in connection with the Program shall be owned by EFS.

ARTICLE 10
REPRESENTATIONS, WARRANTIES AND COVENANTS

10.1 EFS's Representations, Warranties and Covenants.
To induce Bank to establish the Program, EFS makes the following representations, warranties and covenants to Bank, each and all of which shall survive the execution and delivery of this Agreement, and each and all of which shall be deemed to be restated and remade with the same force and effect on each day of the Term, except as otherwise stated.

(a) Corporate Existence. EFS: (i) is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) is duly licensed or qualified to do business as a limited liability company and is in good standing in all jurisdictions in which the nature of the activities conducted or proposed to be conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary to perform its obligations required hereunder, and (iii) has all necessary licenses, permits, consents or approvals from or by, and has made all necessary notices to, all Regulatory
Authorities, to the extent required for EFS's business, and for the performance of its obligations pursuant to this Agreement, except where the failure to have such licenses, permits, consents or approvals would not have a Performance Material Adverse Effect with respect to EFS or a
Program Material Adverse Effect.

(b) Capacity; Authorization; Validity. EFS has all necessary corporate power and authority to execute and enter into this Agreement, and perform the obligations required of
EFS hereunder and the other documents, instruments and agreements relating to the Program and this Agreement executed by EFS pursuant hereto. The execution and delivery by EFS of this
Agreement and all documents, instruments and agreements executed and delivered by EFS pursuant hereto, and the consummation by EFS of the transactions specified herein have been duly and validly authorized and approved by all necessary corporate action of EFS. This
Agreement (i) has been duly executed and delivered by EFS, (ii) constitutes the valid and legally binding obligation of EFS, and (iii) is enforceable in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, receivership or other laws affecting the rights of creditors generally and by general equity principles including those respecting the availability of specific performance).

(c) Conflicts; Defaults; Etc. The execution, delivery and performance of this
Agreement by EFS, its compliance with the terms hereof, and its consummation of the transactions specified herein will not:

(i) conflict with, violate, result in the breach of, constitute an event which would, or with the lapse of time or action by a third-party or both would, result in a default under, or accelerate the performance required by, the terms of any material contract, instrument or agreement to which EFS is a party or by which it is bound, or by which EFS assets are bound, except for conflicts, breaches and defaults which would not have a
Performance Material Adverse Effect with respect to EFS;

(ii) conflict with or violate the articles of incorporation or bylaws, or any other equivalent organizational documents, of EFS;

(iii) violate any Applicable Law or conflict with, or require any consent or approval under any judgment, order, writ, decree, permit or license, to which EFS is a party or by which it is bound or affected, except to the extent that such violation or the failure to obtain such consent or approval would not have a Performance Material Adverse Effect with respect to EFS;

(iv) require the consent or approval of any other party to any contract, instrument or commitment to which EFS is a party or by which it is bound, except to the extent that the failure to obtain such consent or approval would not have a Performance Material Adverse Effect with respect to EFS; or

(v) require any filing with, notice to, consent or approval of, or any other action to be taken with respect to, any regulatory authority, except to the extent that the failure to obtain such consent or approval would not have a Performance Material Adverse Effect with respect to
EFS.

(d) Solvency. EFS is Solvent.

(e) No Default. Neither EFS nor, to the best of its Knowledge, its Affiliates are in default with respect to any contract, agreement, lease, or other instrument to which it is a party or by which it is bound, except for defaults which would not have a Performance Material
Adverse Effect with respect to EFS, nor has EFS received any notice of default under any contract, agreement, lease or other instrument which default or notice of default would materially and adversely affect the performance by EFS of its obligations under this Agreement. No EFS
Event of Default has occurred and is continuing.

(f) Books and Records. All of EFS's and, to the best of its Knowledge, its
Affiliates' records, files and books of account relating to the Program, including records provided to Bank regarding Account activities, are in all material respects complete and correct and are maintained in accordance with Applicable Law.

(g) No Litigation. As of the Effective Date, no action, claim or any litigation, proceeding, arbitration, investigation or controversy is pending against EFS, at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of any federal, state, or local government or of any agency or subdivision thereof or before any arbitrator or panel of arbitrators, to which EFS is a party, which, if adversely determined, would have a Performance
Material Adverse Effect with respect to EFS.

(h) Ownership of Trademarks. HRB Innovations, Inc. is the sole legal and beneficial owner of the trademarks and other Intellectual Property licensed to Bank pursuant to the Block Licensing Agreement.

(i) No Convicted Individuals. No officer, director, or employee of EFS subject to a restriction under 12 U.S.C. §1829 shall participate in any of EFS's activities provided for by this Agreement.

10.2 Bank's Representations, Warranties and Covenants.
To induce EFS to establish the Program, Bank makes the following representations, warranties and covenants to EFS, each and all of which shall survive the execution and delivery of this Agreement, and each and all of which shall be deemed to be restated and remade with the same force and effect on each day of the Term, except as otherwise stated.

(a) Corporate Existence. Bank (i) is a federal savings bank duly organized and validly existing under the laws of the United States, and (ii) has all necessary licenses, permits, consents or approvals from or by, and has made all necessary notices to, all Regulatory
Authorities, to the extent required for Bank's business, and for the performance of its obligations pursuant to this Agreement, except where the failure to have such licenses, permits, consents or approvals would not have a Performance Material Adverse Effect with respect to Bank or a
Program Material Adverse Effect.

(b) Capacity; Authorization; Validity. Bank has all necessary corporate power and authority to execute and enter into this Agreement and perform the obligations required of
Bank hereunder and the other documents, instruments and agreements relating to the Program and this Agreement executed by Bank pursuant hereto. The execution and delivery by Bank of this Agreement and all documents, instruments and agreements executed and delivered by Bank pursuant hereto, and the consummation by Bank of the transactions specified herein have been duly and validly authorized and approved by all necessary corporate action of Bank. This
Agreement (i) has been duly executed and delivered by Bank, (ii) constitutes the valid and legally binding obligation of Bank, and (iii) is enforceable in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, receivership or other laws affecting the rights of creditors generally and by general equity principles including those respecting the availability of specific performance).

(c) Conflicts; Defaults; Etc. The execution, delivery and performance of this
Agreement by Bank, its compliance with the terms hereof, and its consummation of the transactions specified herein will not:

(i) conflict with, violate, result in the breach of, constitute an event which would, or with the lapse of time or action by a third-party or both would, result in a default under, or accelerate the performance required by, the terms of any material contract, instrument or agreement to which Bank is a party or by which it is bound, or by which Bank assets are bound, except for conflicts, breaches and defaults which would not have a
Performance Material Adverse Effect with respect to Bank;

(ii) conflict with or violate the articles of incorporation or bylaws, or any other equivalent organizational documents, of Bank;

(iii) violate any Applicable Law or conflict with, or require any consent or approval under any judgment, order, writ, decree, permit or license, to which Bank is a party or by which it is bound or affected, except to the extent that such violation or the failure to obtain such consent or approval would not have a Performance Material Adverse Effect with respect to Bank;

(iv) require the consent or approval of any other party to any contract, instrument or commitment to which Bank is a party or by which it is bound, except to the extent that the failure to obtain such consent or approval would not have a Performance Material Adverse Effect with respect to Bank; or

(v) require any filing with, notice to, consent or approval of, or any other action to be taken with respect to, any regulatory authority, except to the extent that the failure to obtain such consent or approval would not have a Performance Material Adverse Effect with respect to
Bank.

(d) Solvency. Bank is Solvent.

(e) No Default. Neither Bank nor, to the best of its Knowledge, its Affiliates are in default with respect to any contract, agreement, lease, or other instrument to which it is a party or by which it is bound, except for defaults which would not have a Performance Material
Adverse Effect with respect to Bank, nor has Bank received any notice of default under any contract, agreement, lease or other instrument which default or notice of default would materially and adversely affect the performance by Bank of its obligations under this Agreement. No Bank
Event of Default has occurred and is continuing.

(f) Books and Records. All of Bank's and, to the best of its Knowledge, its
Affiliates' records, files and books of account relating to the Program, including records provided to EFS regarding Account activities, are in all material respects complete and correct and are maintained in accordance with Applicable Law.

(g) No Litigation. As of the Effective Date, no action, claim or any litigation, proceeding, arbitration, investigation or controversy is pending against Bank, at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of any federal, state, or local government or of any agency or subdivision thereof or before any arbitrator or panel of arbitrators, to which Bank is a party, which, if adversely determined, would have a Performance
Material Adverse Effect with respect to Bank.

(h) MasterCard and Visa Membership. Bank will join and/or maintain membership in any Payment Network as required to offer the Financial Products under the
Program. Bank also provides, or shall, pursuant to this Agreement and the Purchase Agreement, acquire, one or more BINs to be used exclusively for the Prepaid Products and the Credit Card
Product. EFS is responsible for any costs incident to initially enrolling on or transferring a
Financial Product to or from any Payment Network.

(i) No Transfer of Accounts. Bank will not assign or transfer any Account to a third party without EFS's prior written consent.

10.3 Mutual Covenants.

(a) Notice of Litigation. To the extent permitted by Applicable Law, each
Party shall promptly notify the other Party if it receives written notice of any pending or threatened action, claim or litigation, proceeding, arbitration, investigation or controversy against such Party or its Affiliates, at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of any federal, state, or local government or of any agency or subdivision thereof or before any arbitrator or panel of arbitrators (other than customer complaints in the ordinary course of business), to which such Party is a party, which, if adversely determined, would reasonably be expected to have a Performance Material Adverse Effect on such Party's ability to perform its obligations under this Agreement.

(b) Non-Solicitation. Each Party covenants and agrees that, until twelve (12)
months after the Final Wind-Down Date, it will not, directly or indirectly, solicit or employ any employees of the other Party who have direct managerial responsibility for the Program;
provided, that: (i) nothing herein shall prohibit a Party from making offers of employment to or hiring persons whose employment with the non-soliciting Party has been terminated by the nonsoliciting
Party without cause; and (ii) general advertising or searches regarding the availability of employment opportunities (whether by print, search firm, radio, electronic media, website or otherwise) shall not constitute "solicitation."

(c) Disaster Recovery Plan. Each Party agrees to maintain a disaster recovery plan, which it shall test regularly, but at a minimum one time per calendar year, as well as systems, equipment, facilities and trained personnel, that shall enable it to perform its essential obligations under this Agreement consistent with such Party's disaster recovery plan continuously through a disaster. Either Party may request the other Party to make its disaster recovery plan available for review. Either Party may make changes to its disaster recovery plan from time to time without the other Party's consent; provided that such changes do not materially decrease the level of protection offered by the disaster recovery plan.

ARTICLE 11
CONFIDENTIALITY

11.1 Confidential Information.

(a) "Confidential Information" of a Party means (i) information that is provided by or on behalf of such Party to the other Party, its Affiliates or to EFS Service
Providers or Bank Service Providers, as applicable, in connection with the Program, or

(ii) information about such Party, its Affiliates, or their respective businesses or employees, that is otherwise obtained by the other Party in connection with the Program, in each case including:
(A) information concerning Program Marketing Plans, marketing philosophies, objectives and financial results; (B) information regarding business systems, methods, processes, financing data, programs and products; (C) information unrelated to the Program obtained by the other Party in connection with this Agreement, including by accessing or being present at the business location of the other Party; (D) proprietary technical information, including source and object codes;
(E) competitive advantages and disadvantages, technological development, sales volume(s), merchandise mix, business relationships and methods of transacting business, product design,

product features and functionalities, operational and data processing capabilities, and systems software and hardware and the documentation thereof; (F) other information regarding the business or affairs of the other Party or its Affiliates or the transactions contemplated by this
Agreement that such other Party or its Affiliates reasonably considers confidential or proprietary;
and (G) any copies, excerpts, summaries, analyses or notes of the foregoing. Subject to any disclosure required by Applicable Law, the Parties agree that the terms of this Agreement and the
Product Schedules shall be Confidential Information of both Parties.

(b) The obligations hereunder with respect to Confidential Information shall not apply to any information that is sourced from information that (i) is publicly known without breach of this Agreement, or (ii) either Party or its Affiliates, EFS Service Providers or Bank
Service Providers, as applicable, (A) already knows at the time it is disclosed as shown by their written records, (B) receives from a third-party permitted to disclose it without restriction, or
(C) develops independently without use of Confidential Information.

11.2 Limits on Use and Disclosure.

(a) Each Party shall comply with, and cause its respective directors, officers, employees, representatives and as applicable, EFS's Affiliates, EFS Service Providers, Bank's
Affiliates or Bank Service Providers, to comply with the provisions of this Section 11.2.

(b) If a Party (the "Receiving Party") receives Confidential Information of the other Party (the "Disclosing Party"), the Receiving Party shall not use or disclose Confidential
Information of the Disclosing Party except:

(i) to perform its obligations or enforce its rights with respect to the Program or this Agreement;

(ii) as permitted by this Agreement;

(iii) with the prior consent of the Disclosing Party;

(iv) to respond to a valid subpoena, order or request of any
Regulatory Authority ("Regulatory Request"), or of any recognized stock exchange;

(v) based on advice of legal counsel, to the extent either Party is required by Applicable Law or valid court or governmental agency order to disclose, in which case the Party receiving such an order must, if permitted by Applicable Law, give prompt notice to the other Party, allowing it to seek a protective order;

(vi) to comply with any Applicable Law, or legal or regulatory process, including the Securities Act of 1933, the Securities Exchange Act
of 1934 and the rules and regulations promulgated thereunder and related thereto; or

(vii) as otherwise required by Applicable Law.

(c) A Receiving Party shall limit access to the Disclosing Party's Confidential
Information to those employees, consultants and, as applicable, to EFS's Affiliates, EFS Service
Providers, Bank's Affiliates or Bank Service Providers, that have a reasonable need to access such Confidential Information in connection with the Program or other purposes permitted by this Agreement and only if that Person has agreed to confidentiality obligations at least as restrictive as those set forth in this Article 11 (Confidentiality) prior to disclosure. The
Receiving Party shall remain responsible to the Disclosing Party for acts or omissions of individuals referred to in the preceding sentence that if committed by the Receiving Party would constitute a violation of the Receiving Party's confidential obligations hereunder.

(d) Notwithstanding anything else contained in this Agreement, a Party will not be obligated to take any action with respect to the collection, use or disclosure of information in the Program that such Party believes in good faith would cause, or is reasonably likely to cause, either Party to violate any Applicable Law (including privacy and security laws and the reuse and re-disclosure provisions of GLBA).

11.3 Regulatory Requests. If a Receiving Party receives a Regulatory Request to disclose any Confidential Information of the Disclosing Party, the Receiving Party shall, to the extent permitted by Applicable Law:

(a) notify the Disclosing Party thereof promptly after receipt of such
Regulatory Request;

(b) consult with the Disclosing Party with respect to such Regulatory Request;
and

(c) if disclosure is required or deemed advisable based on advise of legal counsel of the Receiving Party, at the Disclosing Party's request and expense, reasonably cooperate with the Disclosing Party in any attempt by the Disclosing Party to obtain a protective order or other reliable assurance that confidential treatment will be accorded to the Confidential
Information of the Disclosing Party.

11.4 Disposition of Confidential Information. Upon the termination or expiration of this Agreement or a Product Schedule, the Receiving Party shall maintain any retained Confidential Information in accordance with the terms of this Agreement and
Applicable Law and shall dispose of any Confidential Information in accordance with the
Disclosing Party's reasonable instructions; provided, however, the Receiving Party in possession of tangible property containing the Disclosing Party's Confidential Information may retain one
(1) archived copy of such material.

11.5 Unauthorized Use or Disclosure. Each Receiving Party agrees that any unauthorized use or disclosure of Confidential Information of the Disclosing Party may cause immediate and irreparable harm to the Disclosing Party for which damages may not constitute an adequate remedy. In that event, the Receiving Party agrees that injunctive relief may be warranted in addition to any other remedies the Disclosing Party may have at law or in equity all of which shall be cumulative and in addition to any rights and remedies available by contract, law, rule, regulation or order. In addition, the Receiving Party agrees to promptly advise the
Disclosing Party in writing of any unauthorized misappropriation, disclosure or use by any
Person of the Confidential Information in violation of the Receiving Party's obligations under this Agreement which may come to its attention and Receiving Party shall take appropriate steps, at its own expense, as reasonably requested by the Disclosing Party to limit, stop or otherwise remedy such misappropriation, disclosure or use.

ARTICLE 12
PRIVACY AND DATA SECURITY

12.1 Privacy.

(a) Subject to each Party's compliance obligations in Section 4.3 (Compliance
Obligations), each Party shall comply with Applicable Law relating to the use and disclosure of
Program Customer Data and Prospect Data, including the applicable terms and provisions of
GLBA and the Code. Without limiting the foregoing, each Party shall implement and maintain appropriate administrative, technical and physical safeguards to protect the security, confidentiality and integrity of all Program Customer Data and Prospect Data.

(b) In furtherance of and without limiting the foregoing, the Parties agree to, in good faith, jointly develop and prepare, and comply with, the privacy notice applicable to the
Program (the "Privacy Notice").

(c) Each Party shall ensure that any third-party (other than attorneys, accountants and any third-party advisors that are bound by a professional duty of confidentiality to such Party) to whom Program Customer Data or Prospect Data is transferred or made available by or on behalf of such Party signs a written contract with the contracting Party in which such third-party agrees: (i) to restrict its use of Program Customer Data and Prospect Data, as applicable, to the use specified in the agreement between EFS or Bank and the third-party
(which use must be in compliance with the Party's permitted uses of the information, including as provided in this Article 12 (Privacy and Data Security)); (ii) to comply with all Applicable
Law, the applicable Payment Network Rules and the Privacy Notice; and (iii) to implement and maintain appropriate administrative, technical and physical safeguards to protect the security, confidentiality and integrity of all Program Customer Data and Prospect Data, including compliance with the provisions of the Data Security Requirements.

(d) The Parties agree to negotiate in good faith, if necessary in the reasonable business judgment of EFS or Bank, an amendment to (i) the provisions of this Agreement related to the use and disclosure of Program Customer Data and Prospect Data and (ii) any other applicable documents, such as privacy policies and privacy guidelines, for the purpose of aligning the privacy policies and practices of the Parties and assuring continued compliance with
Applicable Law.

12.2 Data Security.

(a) The Parties agree to, in good faith, jointly develop and prepare, and comply with, the information security and business continuity policies and procedures applicable to the Program as required by Applicable Law (the "Data Security Requirements"). In addition,
EFS and Bank will each establish, maintain and implement an information security program, including appropriate administrative, technical and physical safeguards, that is designed to meet the objectives of the Interagency Guidelines Establishing Standards for Safeguarding
Information Security Data, including, at a minimum, maintenance of an information security program that is designed to: (i) ensure the security and confidentiality of Program Customer Data and Prospect Data, as applicable; (ii) protect against any reasonably anticipated threats or hazards to the security or integrity of Program Customer Data or Prospect Data; (iii) protect against unauthorized access to or use of Program Customer Data or Prospect Data that could result in substantial harm or inconvenience to any Program Customer or Prospective Customer;
and (iv) ensure the proper disposal of Program Customer Data and Prospect Data, as applicable.
Each Party shall use the same degree of care in protecting Program Customer Data and Prospect
Data against unauthorized disclosure as it accords to its own confidential customer information, but in no event less than a reasonable standard of care.

(b) Each of EFS and Bank shall notify the other Party promptly, and in any event within twenty-four (24) hours, following discovery or notification of any actual or suspected Security Breach (as defined below) of the information systems maintained by EFS
(including through EFS Service Providers) or Bank (including through Bank Service Providers), respectively, unless such systems do not access, process or store Program Customer Data or
Prospect Data. A Party that suffers an actual or suspected Security Breach (the "Affected Party")
agrees to take action promptly, at its own expense, to investigate the actual or suspected Security
Breach and, if an actual Security Breach is confirmed, to identify and mitigate its effects and to implement reasonable and appropriate measures in response. The Affected Party shall also permit the other Party to conduct or require the Affected Party to engage a qualified third-party to conduct its own investigation of an actual or suspected Security Breach; provided, however, that such investigation may not unreasonably interfere with the investigation being conducted by the Affected Party or the operations of the Affected Party. The Affected Party also will provide the other Party with information reasonably requested by the other Party regarding such Security
Breach to assist such other Party in implementing its information security response program and, if applicable, in notifying affected Program Customers and Prospective Customers, as applicable, as well as other third parties as required by Applicable Law. The Affected Party shall pay for the reasonable costs of any such investigation and notification, which notification shall be mutually agreed upon by the Parties (such agreement not to be unreasonably withheld) or other remediation reasonably deemed necessary. "Security Breach" means the unauthorized access to or acquisition of any record containing Program Customer Data or Prospect Data, whether in paper, electronic, or other form, in a manner that renders misuse of the information reasonably possible or that otherwise compromises the security, confidentiality, or integrity of the information; provided, however, that it shall also include any data or information security breach under Applicable Law.

(c) EFS and Bank, respectively, will use reasonable measures designed to properly dispose of all records containing Program Customer Data and Prospect Data, as applicable, whether in paper, electronic, or other form, including adhering to policies and procedures that require the destruction or erasure of electronic media containing such Program
Customer Data and Prospect Data, as applicable, so that the information cannot practicably be read or reconstructed.

12.3 Collection, Ownership and Use of Program Customer Data.

(a) Ownership of Program Customer Data. The Parties recognize that
Program Customer Data is owned by Bank, subject to Article 15 (Rights Upon Termination), and that Program Customers are Company Customers as well as Bank Customers. Accordingly, each
Party has certain ownership and use rights in the information relating to such Program

Customers. The Parties acknowledge that the same or similar information may be included in
Company Customer Data, Prospect Data, Bank Customer Data and Program Customer Data and
to the extent that there is overlapping information in Company Customer Data, Prospect Data,
Bank Customer Data and Program Customer Data, subject to the limitations set forth in this
Agreement and Applicable Law: (i) Bank shall retain its ownership and use rights in such
Program Customer Data and Bank Customer Data; and (ii) EFS or EFS Affiliates, as applicable, shall retain their respective ownership and use rights in Company Customer Data and Prospect
Data.

(b) EFS, its Affiliates and EFS Service Providers shall be entitled to access and may use and disclose all Program Customer Data and Prospect Data in any manner permitted by this Agreement, Applicable Law and the Privacy Notice. For the avoidance of doubt, (i)
Company Customer Data obtained by EFS or any EFS Affiliate in connection with the provision of tax preparation related goods and services that are not part of the Program and (ii) Prospect
Data, in each case, shall belong exclusively, to the extent permitted by Applicable Law, to EFS or such EFS Affiliate, as applicable.

(c) Notwithstanding any rights they may have to use or disclose Program
Customer Data, Prospect Data and Applicant Data under Applicable Law or the Privacy Notice, neither Bank, nor its Affiliates nor Bank Service Providers shall use or disclose Program
Customer Data, Prospect Data or Applicant Data for any purpose other than: (i) to perform its obligations or enforce its rights with respect to the Program; (ii) as expressly permitted by this
Agreement; (iii) pursuant to a Regulatory Request; (iv) by a Party to a Regulatory Authority as
required or requested by such Regulatory Authority; or (v) as otherwise required by Applicable
Law.

(d) Each Party shall develop the appropriate tools and resources to allow for efficient access to Program and Financial Product transaction data and Account and Applicant level data, subject to any restrictions under Applicable Law. The operational method for such access shall be set forth in the Program Data Site.

(e) Each of Bank and EFS shall maintain the Privacy Notice to permit the broadest rights allowable under Applicable Law for sharing of Program Customer Data with the other Party and such other Party's Affiliates.

ARTICLE 13
EVENTS OF DEFAULT

13.1 EFS Event of Default.
The occurrence of any one (1) or more of the events specified in this Section 13.1
(regardless of the reason therefor) with respect to EFS shall be an "EFS Event of Default."

(a) Failure to Make Payments When Due. EFS fails to make a payment of any material amount due and payable pursuant to this Agreement that is not disputed in good faith and such failure shall remain unremedied for a period of five (5) Business Days after Bank shall have given notice thereof. For purposes of this Section 13.1(a), the term "material amount" shall mean an amount greater than $100,000.00.

(b) Failure to Settle. Notwithstanding Section 13.1(a), if EFS fails to settle any amount that is not disputed in good faith, within three (3) Business Days after the date on which Bank shall have given notice thereof in accordance with Section 2.15 (Settlement
Statements).

(c) Breach of EFS's Representations, Warranties and Covenants. (i) Any
representation or warranty of EFS in this Agreement or any of the Product Schedules shall fail to be true and correct in any material respect as of the date when made or reaffirmed, or (ii) EFS shall fail to perform its covenants as set forth in this Agreement or any of the Product Schedules, or any other material covenant or other agreement contained in this Agreement or any of the
Product Schedules that EFS is required to perform; and, in either case, such failure has a
Performance Material Adverse Effect with respect to EFS and the same shall remain uncured for a period of thirty (30) days after Bank provides written notice thereof.

(d) Solvency. EFS (i) shall not be Solvent; (ii) shall admit in writing its inability to pay its debts generally; (iii) shall make a general assignment for the benefit of its creditors; (iv) shall have any proceeding instituted by or against it seeking to adjudicate it as bankrupt or insolvent or seeking liquidation, reorganization or any similar alternative under any law relating to bankruptcy or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver or other similar official for it or for any substantial part of its property, and, in the case of any proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of thirty (30) days, or any of the actions sought in such proceeding (including the entry of an order for relief against, or the appointment of a receiver or other similar official for, it or any substantial part of its property)
shall occur; or (v) shall take any corporate action to authorize any of the actions set forth in clause (iii) or (iv) of this Section 13.1(d).

13.2 Bank Event of Default.
The occurrence of any one (1) or more of the events specified in this Section 13.2
(regardless of the reason therefor) with respect to Bank shall be a "Bank Event of Default."

(a) Failure to Make Payments when Due. Bank fails to make a payment of any material amount due and payable pursuant to this Agreement that is not disputed in good faith and such failure shall remain unremedied for a period of five (5) Business Days after EFS shall have given notice thereof. For purposes of this Section 13.2(a), the term "material amount"
shall mean an amount greater than $100,000.00.

(b) Failure to Settle. Notwithstanding Section 13.2(a), if Bank fails to settle

(i) any amount that is not disputed in good faith, within three (3) Business Days after the date on which EFS shall have given notice thereof in accordance with Section 2.15 (Settlement
Statements), or (ii) any Payment Network transactions.

(c) Breach of Bank's Representations, Warranties and Covenants. (i) Any
representation or warranty of Bank in this Agreement or any of the Product Schedules shall fail to be true and correct in any material respect as of the date when made or reaffirmed, or (ii) Bank shall fail to perform its covenants as set forth in this Agreement or any of the Product Schedules, or any other material covenant or other agreement contained in this Agreement that Bank is required to perform including the failure to meet its obligations under any Program Marketing
Plans; and, in either case, such failure results in a Performance Material Adverse Effect with respect to Bank and the same shall remain uncured for a period of thirty (30) days after EFS provides written notice thereof.

(d) Solvency. Bank (i) shall not be Solvent; (ii) shall admit in writing its inability to pay its debts generally; (iii) shall make a general assignment for the benefit of its creditors; (iv) shall have a receiver appointed (or sought to be appointed) by Bank's primary federal regulator or shall have any proceeding instituted by or against it seeking to adjudicate it as bankrupt or insolvent or seeking liquidation, reorganization or any similar alternative under any law relating to bankruptcy or relief of debtors, or seeking the entry of an order for relief; or
(v) shall take any corporate action to authorize any of the actions set forth in clause (iii) or (iv) of this Section 13.2(d).

(e) Undercapitalization. Bank is deemed to be less than adequately capitalized or determined to be in a troubled condition within the meaning of Section 38 of the Federal
Deposit Insurance Act by the appropriate federal banking agency having primary supervisory jurisdiction over Bank.

ARTICLE 14
TERM AND TERMINATION

14.1 Term. The term of this Agreement and the Product Schedules shall commence upon the Effective Date and end June 30, 2022, unless earlier terminated as provided in this Agreement (the "Term"). Subject to the provisions of this Article 14 (Term and
Termination), the term of all Product Schedules will be co-terminus with the Term. This
Agreement will remain in full force and effect to the extent any Product Schedule remains in full force and effect.

14.2 Mutual Termination Rights.

(a) Events of Default. Each Party shall have the right to terminate this
Agreement or a Product Schedule upon not less than twenty (20) days' prior written notice if any
Event of Default with respect to the other Party shall occur and be continuing pursuant to
Article 13 (Events of Default).

(b) Force Majeure Event. If a Force Majeure Event with respect to a Party has occurred pursuant to Section 17.8 (Force Majeure) that materially prevents or impedes the other
Party's performance hereunder and such Force Majeure Event continues for a period of more than thirty (30) days, the other Party shall have the right to terminate the affected Product
Schedule(s) while the Force Majeure Event continues by providing written notice to the Party experiencing the Force Majeure Event, such termination to be effective on the date specified in the notice of termination.

14.3 Additional Termination Rights of EFS.

(a) [Reserved]

(b) Durbin Regulatory Event. Bank shall promptly notify EFS once it knows the combined average assets of Bank and its Subsidiaries for a calendar quarter exceeded, or expects that they will exceed, $10 billion, as of December 31st of any year during the Term of this Agreement. Once Bank provides notice to EFS pursuant to this Section, the Parties shall negotiate in good faith for 30 days to revise the terms of this Agreement in a manner that is satisfactory to EFS in its sole and absolute discretion. After receipt of such notice and expiration of such 30-day period, EFS may negotiate and reach agreement (provided that such agreement shall not become effective until the actual Durbin Regulatory Event occurs) with other card sponsor banks about becoming the successors under this Agreement upon its termination, without such activity being a breach of this Agreement. If a Durbin Regulatory Event occurs,
EFS shall have the right, in its sole discretion, to terminate this entire Agreement, or any of the
Product Schedules with respect to Emerald Advance, Emerald Card or Refund Transfer, upon thirty (30) days' prior written notice to Bank.

(c) Changed Circumstances Termination. If Bank unilaterally changes (i) the terms, pricing, conditions, underwriting or other characteristics of, or the Account
Documentation, Marketing Materials, Servicing Materials or any other Program documentation or requirements for, any Financial Product, or (ii) any other aspect of the Program or the obligations of EFS under the Program, that (A) individually or collectively have, or are reasonably expected to have, a material adverse effect on the economic benefits that EFS and its
Affiliates reasonably expect to derive from the Financial Product based upon the pricing, terms, conditions, underwriting or other characteristics of the Financial Product as in effect on the date of this Agreement, or (B) expose EFS or any of its Affiliates to what EFS, in good faith believes, is a significant increase in the level of legal, regulatory, or litigation risk (and EFS provides thirty
(30) days' prior written notice advising Bank's chief executive officer that EFS disagrees with such change and the basis for its disagreement, with particularity, and the change remains in effect after such thirty (30) day period), then notwithstanding anything in this Agreement to the contrary, EFS shall have the right, in its sole discretion, to terminate this entire Agreement, or any one or more of the Product Schedules, upon at least fifteen (15) days' prior written notice to
Bank. For purposes of this Section 14.3(c), "material" means $5,000,000 in consolidated pre-tax net income, or $15,000,000 in consolidated gross revenue, of Block, Inc.
Notwithstanding the foregoing, EFS shall have no termination right with respect to an industry wide change that is clearly necessary to comply with Applicable Law or Payment
Network Rules. The Parties acknowledge that the current Program and Financial Products as in effect on the date of this Agreement are in compliance with Applicable Law.

14.4 Cross Termination of Product Schedules.

(a) Subject to the terms contained herein, an individual Product Schedule may be terminated upon the occurrence of a termination event described in Section 14.2 or 14.3 in accordance with this Article 14 (Term and Termination) without causing the termination of any of the other Product Schedules or this Agreement.

(b) If any of the Product Schedules with respect to Emerald Advance, Emerald
Card or Refund Transfer is terminated by Bank in accordance with this Article 14, EFS, in its sole discretion, may terminate any or all of the other Product Schedules or this Agreement;
provided, however, that EFS shall have the right to exercise the EFS Purchase Option set forth in
Section 15.1 (EFS Purchase Options) with respect to the Product Schedules that are terminated.

(c) If any of the Product Schedules with respect to the Emerald Card or
Refund Transfer is terminated by EFS in accordance with this Article 14, Bank in its sole discretion, may terminate this Agreement.

(d) If any of the Product Schedules for Emerald Advance, Emerald Card or
Refund Transfer are terminated, then the 5 year exclusive period for marketing IRA Accounts in
Section 6.4(a) shall not apply to Company.

ARTICLE 15
RIGHTS UPON TERMINATION

15.1 EFS Purchase Options. When this Agreement expires in accordance with its Term, or if this Agreement or any Product Schedule is terminated early for any reason, then
EFS shall have the option (each an "EFS Purchase Option") to purchase, have an Affiliate purchase or to arrange for a federally-insured depository institution selected by EFS to purchase
(each of EFS, an EFS Affiliate or a federally-insured depository institution, a "Nominated
Purchaser"), all of the Accounts associated with the Program (other than those Accounts relating to individual retirement accounts, which will remain with Bank), or if only a Product Schedule is terminated, the Accounts associated with the related Financial Product, and the Accounts
Receivable and related rights, funds, interest and fees ("Purchased Assets") (which, for the avoidance of doubt, shall include all of the related assets of the type and nature of the
"Transferred Asset" as defined in Section 2.01 of the Purchase Agreement), free and clear of all liens, claims and encumbrances created by Bank, and to assume the payment and performance obligations and other liabilities arising after the closing date relating to such Purchased Assets
(the "Assumed Liabilities") (which, for the avoidance of doubt, shall include all of the related
Liabilities of the type and nature of the "Assumed Liabilities" as defined in Section 2.03 of the
Purchase Agreement). Such closing date is the "Assumed Accounts Purchase Date." EFS shall notify Bank in writing of a Nominated Purchaser's intent to purchase the Purchased Assets and the Assumed Liabilities (an "Exercise Notice") no later than one hundred twenty (120) days after the Termination Date of this Agreement or of any Product Schedule (the "Purchase Option
Exercise Period"). EFS may designate different Nominated Purchasers with respect to different
EFS Purchase Options and with respect to different Financial Products, and may designate a substitute or replacement Nominated Purchaser, but each thereof shall be deemed to be the
"Nominated Purchaser" as defined in this Section 15.1. If EFS does not provide the Exercise
Notice to Bank before the expiration of the Purchase Option Exercise Period, then the EFS
Purchase Option under this Section 15.1 shall expire. If EFS determines not to exercise the EFS
Purchase Option, then EFS shall provide Bank with a written notice of no interest ("No Interest
Notice").

15.2 Evaluation Data. Bank shall cooperate with EFS and the Nominated
Purchaser to provide EFS and Nominated Purchaser with access (subject to customary confidentiality agreements) to all Program-related data and information (other than Bank's proprietary work product) reasonably requested by the Nominated Purchaser for the sole purpose of due diligence regarding the purchase of the Accounts, provided that such information is not otherwise reasonably available from EFS or its Affiliates.

15.3 Determination of Purchase Price.

(a) In the event that EFS issues an Exercise Notice, the purchase price for the
Purchased Assets and the Assumed Liabilities ("Purchase Price") shall be calculated as the sum of (i) the book value of deposits associated with Emerald Card accounts; (ii) the fair value of
Emerald Advance participation interests and receivables; and (iii) the amount of one dollar
($1.00) for all Emerald Advance, Emerald Card, Refund Transfer, and Credit Card Accounts and

the other Program assets owned by Bank. Other Program assets will include all of the related assets of the type and nature of the "Transferred Asset" as defined in Section 2.01 of the
Purchase Agreement. "Assumed Liabilities" shall include all of the related liabilities of the type and nature of the "Assumed Liabilities" as defined in Section 2.03 of the Purchase Agreement.
The Purchase Price shall be determined as of the Assumed Accounts Purchase Date. The fair value of Emerald Advance participation interests shall be calculated in a manner consistent with
Schedule 15.3; provided however, that in the event of a dispute in the determination of fair value, the parties shall rely on the determination of an independent accountant firm to be selected by
Bank, EFS and Nominated Purchaser, consistent with pricing used in the Purchase Agreement.

(b) In the event that the EFS Purchase Option is validly exercised, Bank and
EFS shall, in good faith, use commercially reasonable efforts to consummate the purchase of the
Purchased Assets and the assumption of the Assumed Liabilities by Nominated Purchaser in
accordance with the terms of this Agreement (including terms of a purchase agreement contemplated under Section 15.4 (Purchase Mechanics) at the Purchase Price). EFS shall notify
Nominated Purchaser of EFS's expectation that the Nominated Purchaser shall, in good faith, use commercially reasonable efforts to consummate the purchase of the Purchased Assets and the assumption of the Assumed Liabilities at the Purchase Price.

(c) No Purchase. If a Purchase Option Expiration Date occurs, the Accounts retained by Bank shall be liquidated pursuant to the provisions of Section 15.6 (Wind-down by
Bank); provided, however, that nothing in this Section 15.3(c) shall be construed as limiting or relieving the obligation of Bank and EFS to use commercially reasonable efforts to consummate the purchase of the Purchased Assets and the assumption of the Assumed Liabilities after EFS delivers an Exercise Notice. For the avoidance of doubt, as long as EFS uses commercially reasonable efforts to consummate such purchase, EFS shall not be liable for a Nominated
Purchaser's failure to purchase the Purchased Assets and assume the Assumed Liabilities, and in no event shall EFS be obligated to purchase the Purchased Assets and assume the Assumed
Liabilities for itself.

15.4 Purchase Mechanics. After EFS has delivered an Exercise Notice, Bank,
EFS and Nominated Purchaser shall, with reasonable expedition, negotiate in good faith, execute and deliver all necessary agreements, instruments and other documentation customary for a transaction of this kind, including a purchase and sale agreement, which agreements may require each of Bank, EFS and Nominated Purchaser to agree to certain representations, warranties, covenants, indemnities, transition services and other terms and conditions usual and customary for a transaction of this kind. All such agreements shall be in a form reasonably acceptable to the Parties. Bank, EFS and the Nominated Purchaser shall in good faith use commercially reasonable efforts to expeditiously consummate the purchase of the Purchased Assets and the assumption of the Assumed Liabilities as contemplated hereby no later than two hundred seventy
(270) days from the date on which EFS has provided an Exercise Notice to Bank.
Notwithstanding the foregoing, (a) if the Assumed Accounts Purchase Date falls within the Tax
Season, at EFS's option, the Assumed Accounts Purchase Date and the time to consummate the purchase shall extend to a date that is thirty (30) days after the end of the Tax Season, and (b) the
Assumed Accounts Purchase Date shall be extended up to one hundred eighty (180) days in the event that any application for Regulatory Authority approval that is required for the Assumed
Accounts Purchase Date remains pending.

15.5 Duties After Termination or Expiration.

(a) Continuation of Rights and Obligations under Agreement. Notwithstanding the occurrence of a Termination Date with respect to this Agreement, the rights and obligations of the Parties under this Agreement (other than the Non-Surviving Obligations) shall continue until the latest of (i) the expiration of the EFS Purchase Option or delivery by EFS of a No
Interest Notice; (ii) if EFS has delivered an Exercise Notice, the consummation of the purchase of the Purchased Assets and the assumption of the Assumed Liabilities; or (iii) if EFS has delivered an Exercise Notice, the expiration of the periods set forth in Section 15.4 (Purchase
Mechanics) without the consummation of the purchase of the Purchased Assets and the assumption of the Assumed Liabilities. The Parties shall mutually agree on a conversion plan and shall not unreasonably withhold or delay execution of the conversion plan. Bank shall be prepared to participate in the conversion of the Accounts to the purchaser thereof by the conversion date to be specified in the conversion plan (the "Conversion Date").
In addition, notwithstanding anything else to the contrary in this Agreement, upon the occurrence of a Termination Date, the rights and obligations of the Parties under this Agreement (other than the Non-Surviving Obligations) shall continue during the wind down period described in Section
15.6 until the earliest of (i) the Final Wind Down Date; (ii) the completion of the wind down prior to the Final Wind Down Date; (iii) the date that Bank completes the implementation of a plan to replace or substitute one or more Financial Products with similar financial products offered by Bank that are not branded with Company Licensed Marks; or (iv) such other date as may be agreed upon in writing by the Parties and a Nominated Purchaser pursuant to Section
15.4.

(b) ABA Routing Number; BIN; ICA. If EFS delivers an Exercise Notice, the
Bank, EFS and Nominated Purchaser shall work together to assign or transfer to the Nominated
Purchaser the ABA routing numbers, bank identification numbers ("BIN") or interbank card association numbers ("ICA") range applicable to the Financial Products (to the extent permissible by the Payment Networks and to the extent related to or utilized by the Financial
Products) and the account numbers relating to the Financial Products.
(c) Conversion Costs. Each Party shall bear its own costs associated with the sale and conversion of the Purchased Assets and the assumption of the Assumed Liabilities to the initial Nominated Purchaser; provided, however, that (i) EFS shall pay for Bank's reasonable outside legal fees and expenses incurred to negotiate, draft, execute and deliver the purchase agreement and related agreements and regulatory filings contemplated by this Article 15
("Reasonable and Related Outside Counsel Transaction Expenses"), to the extent such outside legal fees and expenses exceed $200,000.00, and (ii) if for any reason EFS designates a substitute or replacement Nominated Purchaser or if EFS extends the timeframe beyond the initial 270 day period provided by Section 15.4, then EFS shall pay for all of Bank's Reasonable and Related Outside Counsel Transaction Expenses. Third party costs and expenses, to the extent directly related to the conversion to a Nominated Purchaser pursuant to this Article 15, shall be paid or reimbursed by EFS.

15.6 Wind-Down by Bank. If (i) the Purchase Option Exercise Period expires,
(ii) EFS issues a No Interest Notice or (iii) EFS delivers an Exercise Notice, but the periods set forth in Section 15.4 expire without the consummation of the purchase of the Purchased Assets and the assumption of the Assumed Liabilities, then as promptly as reasonably practicable and in any event within one (1) year thereafter (the "Final Wind-Down Date"), Bank shall wind down the remaining Accounts in the Program or relevant Product Schedule in any lawful manner which may be expeditious or economically advantageous to Bank, including the issuance of a replacement or a substitute card associated with an Account, as applicable; provided, however, that Bank shall (a) remove all Company Licensed Marks from the Financial Products and related materials as promptly as reasonably practicable and in any event prior to the Final Wind-Down
Date; (b) discontinue originating Financial Products with Company Licensed Marks within sixty
(60) days after the Termination Date; and (c) not re-brand the Financial Products with a
Specified Party, sell the Financial Products or Program Customer Data to a Specified Party or a
Specified Party's designee, or otherwise permit the Financial Products or Program Customer
Data to benefit a Specified Party.
During the wind down period, the rights and obligations of the Parties under this Agreement will continue as provided in the second paragraph of Section 15.5(a). During the wind down period,
Bank and EFS shall act in good faith and shall reasonably cooperate with each other to wind down the Program in a reasonable and efficient manner, with the least disruption to Company
Customers and Bank Customers as possible.

15.7 Communication with Accountholders. When this Agreement expires in accordance with its Term, or if this Agreement or any Product Schedule is terminated early for any reason, except as required by Applicable Law or Payment Network Rules, Bank and EFS
shall mutually agree upon all communications with Accountholders regarding the termination of this Agreement and the Program or of a Product Schedule. If Bank is required by Applicable
Law or Payment Network Rules to communicate with Accountholders, then EFS may review and approve (which approval shall not be unreasonably withheld) such communication prior to its distribution to Accountholders. EFS shall pay for the costs of such communications to
Accountholders.

15.8 Applicability. The Parties acknowledge and agree that the provisions of this Article 15 shall be applicable to the termination of one or more Product Schedules, or this entire Agreement, and that there may be more than one exercise of the EFS Purchase Option.
The respective rights and obligations of the Parties hereunder shall apply with respect to each exercise of the EFS Purchase Option.

ARTICLE 16
INDEMNIFICATION; LIMITATION OF LIABILITY

16.1 Indemnification of Bank by EFS. Subject to Section 6.4(b)(vii) and
Section 6.5(c), EFS agrees to protect, indemnify, defend and hold harmless Bank, its parent, subsidiaries and Affiliates, and its and their respective shareholders, directors, officers.
employees, agents, representatives and permitted assigns (collectively, "Bank Indemnified
Parties"), from and against any and all Indemnified Losses to the extent such Indemnified Losses arise out of or result from:

(a) any third-party Claim brought against any of the of Bank Indemnified
Parties in connection with or in any way related to this Agreement, the Program, a Financial
Product or a Transaction, except to the extent that an Indemnified Loss resulted from (i) a
Program Change made by Bank (or at the direction of Bank) as to which EFS has delivered a
Disputed Program Change Notification to Bank, or (ii) any cross-marketing by Bank
Indemnified Parties pursuant to Section 6.2(a) (Cross Marketing);

(b) any negligent, willful, or fraudulent act or omission of the part of EFS, its
Affiliates, any Distributor, any Franchisee, or and EFS Service Provider, or any of their directors, officers. employees, agents, or representatives, in connection with the Program;

(c) any breach by EFS, its Affiliates, any Distributor or any Franchisee of any
representation, warranty, covenant or other provision contained in this Agreement or any other instrument or document delivered by EFS to Bank in connection with the Program; and

(d) the failure of EFS, its Affiliates, any Distributor or any Franchisee to
comply with Company Applicable Law or any applicable Payment Network Rule in connection with the Program;
provided, however, that EFS shall have no obligation to indemnify any Bank Indemnified Party under this Section 16.1 (Indemnification of Bank by EFS) against any Indemnified Losses to the extent that such Indemnified Losses result from (x) a grossly negligent, willful, or fraudulent act or omission of any Bank Indemnified Party or (y) any breach by any Bank Indemnified Party of any representation or warranty (other than representations and warranties in Section 10.2(c)(iii))
of this Agreement, or the covenants set forth in Section 2.16 (Nevada Office), Section 6.2(b)
(Cross Marketing), Article 11 (Confidentiality) and Article 12 (Privacy and Data Security). For
the avoidance of doubt, "gross negligence," as used in this Article 16, includes repeated acts of the same or similar negligence for which Bank has received notice from EFS identifying the existence of the negligence and a reasonable remediable action plan, and Bank has failed to implement such remedial action plan within a reasonable period of time to avoid further
Indemnification Losses. In addition, EFS agrees to comply with the last two paragraphs of
Section 10.02 of the Purchase Agreement.

16.2 Indemnification of EFS by Bank. Subject to Section 6.4(b)(vii) and
Section 6.5(c), Bank agrees to protect, indemnify, defend and hold harmless EFS, its parent, subsidiaries and Affiliates, and its and their respective shareholders, directors, officers, employees, agents, representatives and permitted assigns (collectively, "EFS Indemnified
Parties"), from and against any and all Indemnified Losses to the extent such Indemnified Losses arise out of or result from:

(a) any third-party Claim brought against any of the of EFS Indemnified
Parties in connection with or in any way related to this Agreement, the Program, a Financial
Product or a Transaction only to the extent that the Indemnified Loss resulted from a Program
Change made by Bank (or at the direction of Bank) as to which EFS has delivered a Disputed
Program Change Notification to Bank;

(b) any grossly negligent, willful or fraudulent act or omission of the part of
Bank, its parent, subsidiaries or Affiliates, or any Bank Service Provider, or any of their directors, officers. employees, agents, or representatives, in connection with the Program; and

(c) any breach by Bank, its parent, subsidiaries or Affiliates, or any Bank
Service Provider, of any representation or warranty (other than representations and warranties in
Section 10.2(c)(iii)) of this Agreement, or the covenants, agreements or undertakings set forth in
Section 2.16 (Nevada Office), Section 6.2(b) (Cross Marketing), Article 11 (Confidentiality) and
Article 12 (Privacy and Data Security);
provided, however, that Bank shall have no obligation to indemnify any EFS Indemnified Party under this Section 16.2 (Indemnification of EFS by Bank) against any Indemnified Losses to the extent that such Indemnified Losses result from (x) a negligent, willful or fraudulent act or omission of any EFS Indemnified Party or (y) any breach by any EFS Indemnified Party of any representation, warranty, covenant or other provision contained in this Agreement, or any other agreement, instrument or documents delivered to Bank in connection with the Program. In addition, Bank agrees to comply with the last two paragraphs of Section 10.02 of the Purchase
Agreement.

16.3 Notice. If a Party (the "Indemnified Party") receives notice of any thirdparty claim for which indemnification may be available under this Agreement, the Indemnified
Party must promptly notify the other Party (the "Indemnifying Party") in writing of the thirdparty claim, including, if possible, the amount or estimate of the amount of liability arising from
it. The Indemnified Party shall use its commercially reasonable efforts to provide notice to the
Indemnifying Party no later than fifteen (15) days after receipt by the Indemnified Party in the event a suit or action has commenced, or thirty (30) days under all other circumstances;
provided, however, that the failure to give such notice shall not relieve an Indemnifying Party of its obligation to indemnify except to the extent the Indemnifying Party is materially prejudiced by such failure.

16.4 Right to Defend Claims; Coordination of Defense.

(a) Subject to Section 16.5 (Settlement of Claims), the Indemnifying Party
shall have the right to defend any such third-party claim at its expense and in the name of the
Indemnified Party and shall select the counsel for the defense of such third-party claim as approved by the Indemnified Party, such approval not to be unreasonably withheld, and the
Indemnifying Party shall reasonably cooperate with the Indemnified Party in the conduct of the defense against such third-party claim. The Indemnified Party may participate, at its own expense, in such defense and in any settlement discussions directly or through counsel of its choice on a monitoring, non-controlling basis, or at the Indemnifying Party's expense and with full control if the Indemnifying Party does not fulfill its obligations to appoint counsel to defend the Indemnified Party which is reasonably satisfactory to the Indemnified Party within a reasonable time after the Indemnifying Party has received written notice of such third-party claim from the Indemnified Party. The Parties agree to cooperate in good faith to coordinate the defense of any third-party claim that may give rise to indemnification obligations of more than one Indemnifying Party or that may include allegations that are not subject to indemnification.

(b) Notwithstanding the foregoing, the Indemnifying Party shall not have the right to defend any such third-party claim on behalf of the Indemnified Party if: (i) it contests (in whole or in part) its indemnification obligations (but only as to the obligations specific to the
Indemnifying Party's obligation to indemnify under this Article 16 in the event a third-party claim gives rise to indemnification obligations of more than one Indemnifying Party); (ii) it fails to employ counsel approved by the Indemnified Party (such approval not to be unreasonably withheld) to assume the defense of such third-party claim or refuses to replace such counsel upon the Indemnified Party's reasonable request, as provided for herein; (iii) the Indemnified Party reasonably determines that there are issues which could raise possible conflicts of interest between the Indemnifying Party and the Indemnified Party or that the Indemnified Party has claims or defenses that are separate from or in addition to the claims or defenses of the
Indemnifying Party; or (iv) such third-party claim seeks an injunction, cease and desist order, or other equitable relief against the Indemnified Party. In each such case described in clauses (i) –
(iv) above, the Indemnified Party shall have the right to direct the defense of the third-party claim and retain its own counsel, and the Indemnifying Party shall pay the cost of such defense, including reasonable attorneys' fees and expenses. If the Indemnifying Party does not assume the defense of any such third-party claim or refuses to replace such counsel upon the Indemnified
Party's reasonable request as provided in this Section 16.4(b), the Indemnifying Party shall have the right to participate, at its own expense, in the defense of such third-party claim with counsel deemed satisfactory to it in its sole discretion.

16.5 Settlement of Claims. The Indemnifying Party shall not be liable for any settlement of any such third-party claim effected without its written consent (which consent shall not be unreasonably withheld) but, if settled with such consent or if there is a judgment for the plaintiff, the Indemnifying Party shall indemnify the Indemnified Party from and against any
Indemnified Losses by reason of such settlement or judgment to the extent required by
Section 16.1 (Indemnification of Bank by EFS) or 16.2 (Indemnification of EFS by Bank), as
applicable. If the Indemnifying Party assumes the defense of any such third-party claim, it shall be entitled to settle such third-party claim (a) with the consent of the Indemnified Party (which consent shall not be unreasonably withheld) or, (b) if such settlement provides for an unconditional, irrevocable release of the Indemnified Party in connection with all matters relating to the action or proceeding that have been asserted against such Indemnified Party in connection with such third-party claim by the other parties to such settlement, and such release does not include a statement as to, or otherwise imply an admission of fault, culpability or a failure to act by or on behalf of such Indemnified Party, or can reasonably be expected to result in an adverse action against the Indemnified Party by a Regulatory Authority, without the consent of such Indemnified Party which consent may be granted or withheld in the Indemnified
Party's reasonable discretion. The amount paid or payable by an Indemnified Party as a result of the Indemnified Losses shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such third-party claim, except where the Indemnified Party is required to bear such expenses pursuant to this Article 16, which expenses the Indemnifying
Party shall pay as and when incurred, at the request of the Indemnified Party, to the extent it is reasonable to believe that the Indemnifying Party will be ultimately obligated to pay such expenses. If any expenses so paid by the Indemnifying Party are subsequently determined to not be required to be borne by the Indemnifying Party under this Article 16, the Indemnified Party that received the benefit of such payment shall promptly refund the amount so paid to the
Indemnifying Party.

16.6 Subrogation. The Indemnifying Party shall be subrogated to any counterclaims, claims in recoupment, or similar rights of the Indemnified Party as against any third-party that directly relate to any claim made by such third-party for which the Indemnified
Party seeks indemnification under this Article 16, but only to the extent of any amount which the
Indemnifying Party is liable to pay in satisfaction or settlement of such third-party claim under this Article 16. The Indemnified Party shall reasonably cooperate with the Indemnifying Party, at the Indemnifying Party's expense, in the assertion by the Indemnifying Party of any such claims against such third-party claimant.

16.7 Indemnification Payments.

(a) An Indemnifying Party shall not be liable in respect of any indemnification obligations under this Agreement until the cumulative aggregate amount of Indemnified Losses exceed $100,000 ("Indemnification Threshold Amount"); provided, however, that once the
Indemnification Threshold Amount has been exceeded, the Indemnified Party shall be entitled to recover the Indemnification Threshold Amount and any additional amounts owed pursuant to this Article 16.

(b) Amounts owing under this Article 16 shall be paid promptly upon written demand for indemnification containing in reasonable detail the facts giving rise to such liability.
16.8 Apportionment of Costs. The Parties recognize and acknowledge that third-party claims may be made as part of an action, suit, investigation or proceeding that may give rise to the indemnification obligations of more than one (1) Party as set forth in Section 16.1
(Indemnification of Bank by EFS) and 16.2 (Indemnification of EFS by Bank), or that may include allegations that are not subject to indemnification, and the Parties agree that they shall cooperate in good faith to fairly apportion the Indemnified Losses relating to such third-party claims. Indemnified Losses incurred in defending third-party claims shall be apportioned to the respective Party that has responsibility for each specific third-party claim as set forth in Section

16.1 (Indemnification of Bank by EFS) and 16.2 (Indemnification of EFS by Bank), but only to the extent that those Indemnified Losses directly arise from such third-party claim.

16.9 Limitation of Liability.

(a) In no event shall an Indemnifying Party be liable under this Agreement or any Product Schedule for any indirect, consequential, incidental, special, punitive or exemplary damages or lost profits, to an Indemnified Party, whether in contract, tort (whether in negligence or strict liability) or other legal or equitable theory, regardless of whether such Indemnifying
Party knew or should have known of the possibility of such damages.

(b) Notwithstanding Section 16.9(a), an Indemnifying Party may be liable for damages suffered by all Indemnified Parties relating to lost profits or revenue of up to, but not in excess of, $10,000,000, in the aggregate, for all Claims over the life of the Program, whether in contract, tort (whether in negligence or strict liability) or other legal or equitable theory, regardless of whether such Indemnifying Party knew or should have known of the possibility of such damages.

ARTICLE 17
MISCELLANEOUS

17.1 Assignment. Any assignment by either Party of any of that Party's rights and obligations under this Agreement or any Product Schedule shall require the prior consent of the other Party to this Agreement, which consent shall not be unreasonably withheld.

17.2 Entire Agreement; Amendments. Except as it relates to the Purchase
Agreement, this Agreement, together with all Exhibits and Schedules (including all Product
Schedules) hereto, which are expressly incorporated by reference herein and made a part hereof, and the other agreements pertaining to the transactions contemplated hereunder and executed and delivered by a Party hereto to the others contemporaneous with the execution and delivery of this
Agreement, are the entire agreement of the Parties with respect to the subject matter hereof and thereof, and supersede all other prior understandings and agreements between the Parties with respect to the subject matter hereof and thereof, whether written or oral. It is the intent and agreement of the Parties that this Agreement be strictly interpreted according to its express terms. This Agreement may not be amended except by a written instrument signed by EFS and
Bank.

17.3 No Third-Party Beneficiaries. Except as set forth in Article 16
(Indemnification; Limitation of Liability), nothing in this Agreement is intended or shall be deemed to confer any rights or benefits upon any Person other than EFS and Bank and to make or render any such other Person a third-party beneficiary of this Agreement.

17.4 Non-Waiver of Default. The failure of either Party to insist, in any one or more instances, on the performance of any terms or conditions of this Agreement shall not be construed as a waiver or relinquishment of any rights granted hereunder or of the future performance of any such term or condition, and the obligations of the non-performing Party with respect thereto shall continue in full force and effect.

17.5 Severability. If any provision of this Agreement or any Product Schedule is held to be invalid, void or unenforceable, the Parties shall work in good faith to reform such provision and all other provisions shall remain valid and be enforced and construed to the extent permitted by law. The Parties intend all provisions of this Agreement to be enforced to the fullest extent permitted by Applicable Law. Accordingly, should a court of competent jurisdiction determine that the scope of any provision hereof is too broad to be enforced as written, the Parties intend that the court should reform the provision to such narrower scope as it determines to be enforceable.

17.6 Further Assurances. Each Party agrees to execute all such further documents and instruments and to do all such further things as the other Party may reasonably request in order to give effect and to consummate the transactions contemplated hereby, and to provide reasonable access to the other Party and the Regulatory Authority asserting jurisdiction over the other Party to the extent necessary for the other Party to comply with Applicable Law.

17.7 Notices. All notices, demands and other communications hereunder shall be in writing and shall be sent by electronic mail, certified mail return receipt requested, by hand, by facsimile with verbal confirmation of receipt, or by nationally recognized overnight courier service addressed to the Party to whom such notice or other communication is to be given or made at such Party's address as set forth below, or to such other address as such Party may designate in writing to the other Party from time to time in accordance with the provisions hereof as follows:

If to EFS, to:
Emerald Financial Services, LLC
One H&R Block Way
Kansas City, MO 64105
Attn: Greg Quarles
Email: greg.quarles@hrblock.com
Telephone: 816-854-5709
Facsimile: 816-854-8052
Attn: Walter Pirnot
Email: wpirnot@hrblock.com
Telephone: 816-854-5757
Facsimile: 816-802-1065

with copies to:

H&R Block, Inc.
One H&R Block Way
Kansas City, Missouri 64105
Attn: Tom Gerke, Chief Legal Officer
Email: tom.gerke@hrblock.com
Telephone: 816-854-6060
Facsimile: 816-854-8500
Stinson Leonard Street LLP
Attn: Mike Lochmann
1201 Walnut Street, Suite 2900
Kansas City, Missouri 64106
Email:
mike.lochmann@stinsonleonard.com
Telephone: 816-691-3208
Facsimile: 816-412-1249

If to Bank, to:
BofI Federal Bank
4350 La Jolla Village Drive, Suite 140
San Diego, California 92122
Attn: Gregory Garrabrants
Email: ggarrabrants@bofifederalbank.com
Telephone: 858-350-6203
Facsimile: 858-764-6561

with copies to:
BofI Federal Bank
4350 La Jolla Village Drive, Suite 140
San Diego, California 92122
Attn: Eshel Bar-Adon
Email: ebaradon@bofifederalbank.com
Telephone: 858-764-2905
Facsimile: 858-764-6561

or to such other Person or address as either Party shall have previously designated to the other by written notice given in the manner set forth in this Section 17.7. Notice shall be deemed to have been given on the day of delivery if (x) sent by certified mail; (y) sent by a nationally recognized overnight courier service; or (z) delivered by hand or via electronic mail. Any notice provided pursuant to this Section 17.7 shall be effective on the day of completion of all delivery requirements.

17.8 Force Majeure.

(a) If the performance by a Party of its respective non-monetary obligations under this Agreement is delayed or prevented (in whole or in part) by acts of God, third-party cyber, IT or network attacks, fire, floods, storms, explosions, accidents, epidemics, war, civil disorder, strikes, terrorism, nuclear or biological disaster, riot or any other similar event or cause not reasonably within such Party's control, whether or not specifically mentioned herein (any such event, a "Force Majeure Event"), such Party shall be excused, discharged and released of performance to the extent such performance or obligation is so delayed or prevented by the Force
Majeure Event without liability of any kind; provided, however, that (i) the occurrence of a
Force Majeure Event shall not excuse a Party from following the procedures set forth in its disaster recovery plan; and (ii) the Parties shall have the termination rights set forth in
Section 14.2(c) (Force Majeure Event).

(b) The Party subject to a delay or prevention as contemplated herein shall, as soon as practicable and in all events within three (3) Business Days following the occurrence of a
Force Majeure Event, notify the other Party of such Force Majeure Event, which notice shall set forth: (i) the nature of the Force Majeure Event; (ii) its expected effect(s) and duration; (iii) any expected development which may further affect performance hereunder; and (iv) the efforts undertaken or to be undertaken to cure such Force Majeure Event or provide substitute performance; provided, however, that failure of a Party to provide the notice required in this
Section 17.8(b) shall not affect the operation of Section 17.8(a) to excuse, discharge and release a Party from performance as provided in such Section.

17.9 Interpretation. Each Party acknowledges that its legal counsel participated in the drafting of this Agreement and that this Agreement has been fully reviewed and negotiated by the Parties and their respective counsel. Accordingly, in interpreting this
Agreement, no weight shall be placed upon which Party or its counsel drafted the provision being interpreted.

17.10 Exhibits and Schedules. Unless any provision hereof is specifically excluded or modified in a particular Exhibit or Schedule, including any Product Schedule, each such Exhibit or Schedule, including any Product Schedule, shall be deemed to incorporate therein all the terms and conditions of this Agreement and may contain such additional terms and conditions as the Parties may mutually agree in writing.

17.11 No Agency. Except as expressly provided in this Agreement or mutually agreed in writing by the Parties, nothing contained in this Agreement shall authorize, empower or constitute EFS or Bank as agent of the other in any manner; authorize or empower EFS and
Bank to assume or create an obligation or responsibility whatsoever, express or implied, on behalf of or in the name of the other Party; or authorize or empower EFS and Bank to bind the other Party in any manner or make any representation, warranty, covenant, agreement or commitment on behalf of the other Party or permit EFS and Bank to hold itself out as having the authority to do any of the foregoing.

17.12 Relationship of Parties. EFS and Bank hereby acknowledge that it is not their intention to create between themselves a partnership, joint venture, fiduciary or employment or agency relationship for purposes of this Agreement, or for any other purpose whatsoever, and nothing contained in this Agreement shall be construed to constitute Bank and
EFS as partners, joint venturers, principal and agent, or employer and employee. Neither Party shall hold itself in a capacity contrary to the terms of this Agreement, and neither Party shall become liable by reason of any representations, acts or omissions of the other contrary to the provisions hereof.

17.13 Governing Law. This Agreement and all rights and obligations hereunder, including matters of construction, validity and performance, shall be governed by and construed in accordance with the laws of the State of New York without regard to its conflict of laws provisions.

17.14 Consent to Jurisdiction. Except as otherwise expressly provided in this
Agreement, any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be in the United States District Court for the Eastern District of Missouri, located in the City of St. Louis, or as to those lawsuits to which the Federal Courts of the United States lack subject matter jurisdiction, before a court located in the State of Missouri in the City of St. Louis, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum.
The parties acknowledge and agree that this Agreement was executed and delivered in the State of Missouri. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. For the purposes of such actions and proceedings, service of process on a Party hereto shall be deemed effective if it is dispatched by United States first class mail to such Party's address provided in
Section 17.7 (Notices).

17.15 Waiver of Trial by Jury. EACH PARTY TO THIS AGREEMENT
WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT
IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR
PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

17.16 Cumulative Remedies; Waivers. Except as otherwise expressly provided herein, all remedies provided for in this Agreement shall be cumulative and in addition to and not in lieu of any other remedies available to either Party, whether at law, in equity, or otherwise.
No release, discharge or waiver of any provision hereof shall be enforceable against or binding upon either Party unless in writing and executed by a duly authorized officer of each of the
Parties. Neither the failure to insist upon strict performance of any of the agreements, terms, covenants or conditions hereof, nor the acceptance of monies due hereunder with knowledge of a breach of this Agreement, shall be deemed a waiver of any rights or remedies that either Party may have or a waiver of any subsequent breach or default in any of such agreements, terms, covenants and conditions.

17.17 Binding Agreement. This Agreement is legally binding on the Parties hereto, and their respective successors and permitted assigns.

17.18 Survival. The following provisions shall survive the expiration or termination of this Agreement: Article 1 (Definitions; Order of Precedence; Rules of
Interpretation), Article 8 (Audit Rights; Reporting), Article 9 (Intellectual Property; License to
Use Marks; Ownership Rights), Section 10.3(b) (Non-Solicitation), Article 11 (Confidentiality),
Article 12 (Privacy and Data Security), Article 15 (Rights Upon Termination), Article 16
(Indemnification; Limitation of Liability), and Article 17 (Miscellaneous), any other provision identified in the survival section of any Product Schedules; and any other provision stated by its term to survive. In addition, any payment obligations of a Party that accrue prior to termination or expiration of this Agreement or a Product Schedule or prior to the Final Wind-Down Date shall survive such termination or expiration.

17.19 Multiple Counterparts and Facsimile Signatures. This Agreement may be
executed in any number of multiple counterparts, all of which shall constitute but one and the same original. Facsimile signatures to this Agreement shall be effective.
(signature page follows)

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the day and year first above written.
EMERALD FINANCIAL SERVICES, LLC
By:
Name:
Title:
BofI FEDERAL BANK
By:
Name:
Title:

List of Schedules and Similar Attachments Omitted from Program Management Agreement
Schedule 2.1(a) Financial Products By Territory
Schedule 2.4(f) EFS Audit Plan
Schedule 3.1(a)(i) Initial Designated Executives
Schedule 3.1(b)(i) Initial Senior Program Managers
Schedule 7.1 List of Internationally Outsourced Service Providers
Schedule 7.2(a) Material Third Party Service Providers
Schedule 15.3 Calculation of Fair Value of Emerald Advance Participation Interests
Schedule A Prepaid Products Product Schedule
Schedule B Refund Transfer Product Schedule
Schedule C Emerald Advance Product Schedule
Schedule D Credit Card Product Schedule
Schedule E Deposit Products Schedule
Schedule F Service Level Agreements
Upon request, the registrant agrees to furnish supplementally to the Securities and Exchange
Commission a copy of any omitted schedule or similar attachment to the Program Management
Agreement; provided, however, that the registrant may request confidential treatment of omitted items prior to any public disclosure.